Exhibit 10.13

LOAN AGREEMENT

for a loan in the amount of

$7,500,000

MADE BY AND BETWEEN

First Foundation Inc., a California corporation

18101 Von Karman Ave., Suite 700,

Irvine, California 92612,

as Borrower

AND

NEXBANK SSB,

2515 McKinney Avenue, Suite 1100,

Dallas, Texas 75201,

as Lender

Dated as of April 19, 2013

LOAN AGREEMENT

THIS LOAN AGREEMENT (“Agreement”) is made as of April 19, 2013 (the “Effective Date”), by and between First Foundation Inc., a California corporation (“Borrower”) and NEXBANK SSB, a Texas savings bank, its successors and assigns (“Lender”).

WITNESSETH:

RECITALS

Borrower has applied to Lender for a term loan in the amount of SEVEN MILLION FIVE HUNDRED THOUSAND DOLLARS ($7,500,000) (the “Loan”), and Lender is willing to make the Loan on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

ARTICLE I

INCORPORATION OF RECITALS AND EXHIBITS

1.1	Incorporation of Recitals.

The foregoing preambles and all other recitals set forth herein are made a part hereof by this reference.

1.2	Incorporation of Exhibits.

Exhibit A to this Agreement, which is attached hereto, is hereby incorporated in this Agreement and expressly made a part hereof by this reference.

ARTICLE II

DEFINITIONS

2.1	Defined Terms.

The following terms as used herein shall have the following meanings:

Affiliate: With respect to a specified person or entity, any individual, partnership, corporation, limited liability company, trust, unincorporated organization, association or other entity which, directly or indirectly, through one or more intermediaries, Controls or is Controlled by or is under common control with such person or entity, including, without limitation, any general or limited partnership in which such person or entity is a partner.

Agreement: As such term is defined in the Preamble.

Allowance for Loan and Lease Losses: As defined in accordance with the then-current regulations of the Applicable Bank Regulatory Authority and as reported by any Person on the Regulatory Capital Schedule of their respective Call Report applicable to such period.

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Applicable Bank Regulatory Authority: When used with reference to a Person, the Bank Regulatory Authority or Authorities which have jurisdiction over such Person.

Applicable Rate: As such term is defined in Section 5.1(a).

Authorized Representative: The person appointed as the Authorized Representative pursuant to Section 17.3.

Average Total Assets: As defined in accordance with the then-current regulations of the Applicable Bank Regulatory Authority and as reported by any Person on the Regulatory Capital Schedule of any their respective Call Report applicable to such period.

Bank: First Foundation Bank, a wholly owned subsidiary of Borrower.

Bank Regulatory Authority: The DFI, the OCC, the FDIC, the Federal Reserve Bank, OFAC and any regulatory authority (whether Federal or State) that has jurisdiction over the operations of Borrower, as a bank holding company, or over the banking operations of the Bank.

Bankruptcy Code: Title 11 of the United States Code entitled “Bankruptcy” as now or hereafter in effect, or any successor thereto or any other present or future bankruptcy or insolvency statute.

BHCA: The United States Bank Holding Company Act of 1956, as amended.

Borrower: As such term is defined in the Preamble. Borrower is the parent holding company of the Bank. Unless otherwise expressly provided to the contrary in this Agreement or in any of the other Loan Documents, Borrower shall mean the Borrower on a unconsolidated basis

Borrower Disclosure Schedules: A set of written schedules to be delivered to Lender by Borrower at least two (2) Business Days prior to the execution and delivery of this Agreement, setting forth (i) any information required, pursuant to any of the provisions of Article III hereof, to be disclosed to Lender and (ii) any exceptions or qualifications applicable to any of the representations or warranties of Borrower contained in Article III hereof.

Borrower 2012 Financial Statements: The audited consolidated financial statements of Borrower as of and for the years ended December 31, 2012 and 2011.

Business Day: A day of the year on which banks are not required or authorized to close in Dallas, Texas.

Call Report: For each Bank, the “Consolidated Reports of Condition and Income” (FFIEC Form 031 or Form 041), or any successor form promulgated by the FFIEC.

Capital Lease Obligations: With respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP (as in effect on the Effective Date) and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

Change of Control: Borrower shall cease to beneficially own and control 100% on a fully diluted basis of the economic and voting interests in the Equity Interests of the Bank. For the avoidance of doubt, the grant of the Lien in the Equity Interests of the Bank to Lender pursuant to the Security Documents shall not constitute a Change of Control.

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Classified Assets: An asset classified as “Substandard,” “Doubtful,” “Loss” or a similar category in accordance with the then-current regulations of the Applicable Bank Regulatory Authority.

Classified Assets to Tier 1 Capital Ratio: With respect to any Person, the ratio (expressed as a percentage) as of the last day of any fiscal quarter of (a) Classified Assets of such Person to (b) (i) Tier 1 Capital of such Person, plus (ii) Allowance for Loan and Lease Losses.

Collateral: The term “Collateral” shall have the meaning given to it in the Security Agreement.

Constituent Documents: (a) in the case of a corporation, its articles or certificate of incorporation and bylaws; (b) in the case of a general partnership, its partnership agreement; (c) in the case of a limited partnership, its certificate of limited partnership and partnership agreement; (d) in the case of a trust, its trust agreement; (e) in the case of a joint venture, its joint venture agreement; (f) in the case of a limited liability company, its articles of organization, operating agreement, regulations and/or other organizational and governance documents and agreements; and (g) in the case of any other entity, its organizational and governance documents and agreements.

Control: As such term is used with respect to any person or entity, including the correlative meanings of the terms “controlled by” and “under common control with”, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such person or entity, whether through the ownership of voting securities, by contract or otherwise.

Controlled Entity: As such term is used with respect to Borrower, a (i) corporation or limited liability company with respect to which such director or executive officer has the power to elect a majority of the directors or managers (as the case may be), (ii) a partnership with respect to which the director or executive officer is a general partner, or (iii) a trust of which the director or executive officer is a trustee.

Default or default:   Any event, circumstance or condition, which, if it were to continue uncured, would, with notice or lapse of time or both, constitute an Event of Default hereunder.

Default Rate: A rate per annum equal to three percentage points (300 basis points) in excess of the Applicable Rate, but which shall not at any time exceed the Maximum Lawful Rate.

Depository Account: A deposit account opened and maintained by Bank with Lender, to be utilized in the manner set forth in Section 4.1(c), provided that, such deposit account shall bear interest in an amount equal to the greater of (i) the prevailing rate of interest (which shall be subject to change from time to time) that Lender pays on money market deposit accounts with deposit balances equal to the balance in the Depository Account from time to time or (ii) 0.50% (50 basis points) per annum.

DFI: The State of California Department of Financial Institutions.

EBITDA: For any period, the Net Income of Borrower for such period, plus, without duplication and to the extent deducted in calculating Net Income for such period, the sum of (a) Interest Expense for such period, (b) Taxes for such period, (c) the amount of any depreciation and amortization expense deducted in determining Net Income, and (d) any extraordinary or non-recurring items reducing Net Income for such period, minus any extraordinary or non-recurring items increasing Net Income for such period.

Effective Date: As defined in the Preamble.

Environmental Proceedings: Any environmental proceedings, whether civil (including actions by private parties), criminal, or administrative, relating to Borrower.

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Equity Interests: Shares of capital stock of a corporation, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

ERISA: The Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder from time to time.

Event of Default: As such term is defined in Article XV.

FDIA: The Federal Deposit Insurance Act of 1933, as amended from time to time, and the regulations promulgated pursuant thereto.

FDIC: The Federal Deposit Insurance Corporation, or any successor Governmental Authority then performing the same or substantially similar duties.

Federal Reserve Bank: The Board of Governors of the Federal Reserve Bank or the Federal Reserve System, or any Federal Reserve Bank, or any successor Governmental Authority then performing the same or substantially similar duties.

FFIEC: The Federal Financial Institutions Examination Council, or any successor Governmental Authority then performing the same or substantially similar duties.

Fixed Charges: For any period, the sum, without duplication, of the amounts determined for Borrower equal to (a) Interest Expense, (b) scheduled payments of principal on Total Debt, and (c) Taxes.

Fixed Charge Coverage Ratio: With respect to Borrower, the ratio as of the last day of any fiscal quarter of (a) EBITDA, to (b) Fixed Charges, all for the twelve month period ending on such date.

GAAP: Generally accepted accounting principles in the United States of America.

Governmental Approvals: All authorizations, consents, approvals, permits, licenses and exemptions of, registrations and filings by Borrower or the Bank with, and reports made by Borrower or the Bank to, all Applicable Bank Regulatory Authorities.

Governmental Authority: Any nation or government, any state, province or territory or other political subdivision thereof, any governmental agency (including any Bank Regulatory Authority), department, authority, instrumentality, regulatory body, court, central bank or other governmental entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization exercising such functions (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

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Guarantee: Any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner (other than any Indebtedness or other obligation of any direct or indirect subsidiaries of the guarantor), whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation of the primary obligor; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

Including or including: Including but not limited to, and including without limitation.

Indebtedness: Without duplication, with respect to any Person (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

Intangible Assets: As defined in accordance with the then-current regulations of the Applicable Bank Regulatory Authority.

Interest Expense: For any period, total interest expense of Borrower (including that portion attributable to Capital Lease Obligations), premium payments, debt discount, fees and related expenses with respect to all outstanding Indebtedness of Borrower (but excluding any interest payable on deposits or like instruments).

Internal Revenue Code: The Internal Revenue Code of 1986, as amended from time to time.

Knowledge or knowledge of Borrower: Borrower’s knowledge or phrases such as “the best knowledge of Borrower” shall mean the actual knowledge of the then acting Chief Executive Officer or Chief Financial Officer of Borrower.

Late Charge: As such term is defined in Section 4.6.

Laws: Collectively, all federal, state and local laws, statutes, codes, ordinances, orders, rules and regulations, including judicial opinions or precedential authority in the applicable jurisdiction.

Lender: As defined in the opening paragraph of this Agreement, and including any successor holder of the Loan from time to time.

Leverage Ratio: With respect to any Person, the ratio (expressed as a percentage) as of the last day of any fiscal quarter of (a) Tier 1 Capital of such Person to (b) Average Total Assets of such Person.

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LIBOR: With respect to any LIBOR Reset Period, the rate of interest at which deposits in U.S. dollars are offered to major banks in the London interbank market for a ninety (90) day period on the day that is two (2) LIBOR Business Days prior to the commencement of such LIBOR Reset Period, based on information presented by any interest rate reporting service of recognized standing selected by Lender, or if Lender determines that no interest rate reporting service has presented such information, the rate of interest at which deposits in U. S. dollars are offered to major banks in the London interbank market for a ninety (90) day period on the day that is two (2) LIBOR Business Days prior to the commencement of such LIBOR Reset Period by any bank reasonably selected by Lender. Under the terms of this Agreement, the applicable “LIBOR” rate is used by Lender as a reference rate. The use of ninety (90) day LIBOR as a reference rate does not mean the Borrower will actually pay interest on the Loan pursuant to a ninety (90) day contract or any other interest rate contract. Instead, the effective interest rate under this Agreement will adjust at the beginning of each LIBOR Reset Period.

LIBOR Business Day: A Business Day on which commercial banks are open for dealings in U.S. dollar deposits in the London interbank market.

LIBOR Reset Period: (i) as to the calendar quarter in which the Effective Date occurs, the period commencing on the Effective Date and ending on the last calendar day of such quarter and (ii) as to any calendar quarter thereafter, the period commencing on the first calendar day of the quarter immediately following the end of the prior LIBOR Reset Period, and ending on the earlier of (a) the last calendar day of the quarter during which the Loan was made or most recently continued and (b) the Maturity Date.

Lien: With respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, Capital Lease Obligations or title retention agreement relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

Loan: As defined in Recital A.

Loan Amount: The maximum amount of the Loan as set forth in Section 4.1(a).

Loan Documents: The collective reference to this Agreement and the documents and instruments listed in Section 4.2.

Loan Opening Date: The date of the initial disbursement of proceeds of the Loan.

London Banking Day: Any such day on which dealings in dollar deposits are conducted by and between banks in the London interbank Eurodollar market.

Marketable Securities: Collectively, (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency thereof, (b) marketable direct obligations issued by any of the United States or any municipality thereof and currently having a rating of (i) AA or higher issued by S&P and (ii) Aa2 or higher issued by Moody’s, and (c) corporate bonds and issuances and currently having a rating of (i) AA or higher issued by S&P and (ii) Aa2 or higher issued by Moody’s.

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Material Adverse Change or material adverse change: When used herein, means, any change, effect, or circumstance that has or could reasonably be expected to have a material adverse effect on (a) the ability of Borrower to consummate the transactions contemplated by this Agreement and the Security Documents or to perform its material obligations thereunder; or (b) the business, financial condition, results of operations, assets or prospects of Borrower and its Subsidiaries taken as a whole; provided, however, that a “Material Adverse Change” shall not be deemed to occur or exist in the case of any change, effect, or circumstance that is or was reasonably attributable to: (i) economic conditions generally in the United States or foreign economies in any locations where Borrower or any of its Subsidiaries has material operations (ii) changes in banking and similar laws of general applicability or interpretations thereof by courts or Governmental Authorities or (iii) changes in the monetary policies of the Federal Reserve; provided, that with respect to clauses (i), (ii) and (iii), the changes, effects or circumstances do not have a materially disproportionate effect (relative to other industry participants) on Borrower and its Subsidiaries considered as a whole; (iv) the announcement or pendency of the transactions contemplated by this Agreement, or (v) any failure, in and of itself, by Borrower or any of its Subsidiaries to meet internal or other estimates, predictions, projections or forecasts of revenue, net interest income, operating income, net income or any other measure of financial performance, unless excepted from the definition of Material Adverse Change as set forth in clauses (i) to (iv) inclusive of this definition, the facts or circumstances giving rise or contributing to such change failure to meet estimates or projections may be deemed to constitute, or be taken into account in determining whether there has been, a Material Adverse Change.

Maturity Date: May 1, 2018.

Maximum Lawful Rate: As such term is defined in Section 5.3.

Moody’s: Moody’s Investors Service, Inc. and any successor thereto.

Net Income: For any period, the consolidated net income of Borrower determined in accordance with GAAP.

Non-Performing Assets to Net Capital Ratio: With respect to any Person, the ratio (expressed as a percentage) as of the last day of any fiscal quarter of (a) (i) Total Non-Accrual Loans of such Person, plus (ii) Other Real Estate Owned of such Person to (b) (i) Total Capital of such Person, plus (ii) unrealized losses (gains) on securities for such Person, plus (iii) Allowance for Loan and Lease Losses of such Person, minus (iv) Intangible Assets of such Person.

Note: A promissory note, in the Loan Amount, executed by Borrower and payable to the order of Lender, evidencing the Loan.

Note Rate: A rate per annum equal to the sum of (a) LIBOR for the then-current LIBOR Reset Period plus (b) 400 basis points (4.00%).

Obligations: All obligations, indebtedness, and liabilities of Borrower to Lender, now existing or hereafter arising, under this Agreement and the other Loan Documents, and all interest accruing thereon (whether a claim for post-filing or post-petition interest is allowed in any bankruptcy, insolvency, reorganization or similar proceeding) and all reasonable attorneys’ fees and other reasonable expenses incurred in the enforcement or collection thereof.

OCC: The Office of the Comptroller of the Currency, or any successor Governmental Authority then performing the same or substantially similar duties.

OFAC: As defined in Section 3.1(u).

Open the Loan, Opening of the Loan or Loan Opening: The disbursement of Loan proceeds in full by Lender to Borrower.

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Other Real Estate Owned: As defined in accordance with the then-current regulations of the Applicable Bank Regulatory Authority.

Payment Date: The first day of each and every calendar month during the term of the Note or the next succeeding Business Day if the first day of any such calendar month is a day other than a Business Day.

Permitted Investments: Each of the following:

(a)         loans made in the ordinary course of business (including liquidity support to broker-dealer Subsidiaries);

(b)         loans made other than in the ordinary course of business; provided, that the aggregate principal amount (based on the aggregate amount advanced and without giving effect to any payment thereof) of all outstanding loans hereunder shall not exceed $250,000 as at any date of determination;

(c)         direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(d)         investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(e)         investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(f)         fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

(g)         money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000.

Permitted Liens: Each of the following:

(a)         Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 10.3;

(b)         carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business or which are being contested in good faith by appropriate proceedings and which could not reasonably be expected to cause a Material Adverse Change;

(c)         pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

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(d)        deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e)         judgment liens in respect of judgments that do not constitute an Event of Default under clause (f) of Article XV; and

(f)         easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower;

provided that the term “Permitted Liens” shall not include any Liens securing Indebtedness (other than Indebtedness to Lender and Indebtedness which Borrower is permitted to incur pursuant to Section 11.1 of this Agreement).

Person: Any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, bank, Governmental Authority or other entity.

Restricted Payment: Any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower (other than for or in respect of repurchases or cancellations of equity incentive awards granted under the Borrower’s equity incentive plans, if and to the extent permitted thereunder).

Risk-Based Capital Guidelines: (a) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, (b) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (c) all requests, rules, guidelines or directives promulgated by the Bank for International settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, regardless of the date enacted, adopted or issued.

S&P: Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

Sanctioned Entity: (a) an agency of the government of, (b) an organization directly or indirectly controlled by, or (c) a person resident in, a country that is subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/enforcement/ofac/programs, or as otherwise published from time to time as such program may be applicable to such agency, organization or person.

Sanctioned Person: A person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/offices/enforcement/ofac/sdn/index.html, or as otherwise published from time to time.

Security Agreement: The Pledge and Security Agreement being executed and delivered on the date hereof by Borrower, as it may be amended, restated, supplemented or otherwise modified from time to time hereafter by mutual written agreement of Lender and Borrower.

Security Documents: The Security Agreement and all other instruments, documents and agreements delivered by or on behalf of Borrower pursuant to this Agreement or any of the other Loan Documents in order to grant to, or perfect in favor of, Lender, a Lien on the Collateral as security for the Obligations.

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Subsidiary: (a) any corporation of which at least a majority of the outstanding shares of stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by Borrower or one or more of its other Subsidiaries or by Borrower and one or more of such Subsidiaries, and (b) any other entity (i) of which at least a majority of the ownership, equity or voting interest is at the time directly or indirectly owned or controlled by one or more of Borrower and other Subsidiaries and (ii) which is treated as a subsidiary in accordance with GAAP.

Taxes: Any present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto accounted for in accordance with GAAP.

Tier 1 Capital: As defined in accordance with the then-current regulations of the Applicable Bank Regulatory Authority.

Tier 2 Capital: As defined in accordance with the then-current regulations of the Applicable Bank Regulatory Authority.

Total Capital: As defined in accordance with the then-current regulations of the Applicable Bank Regulatory Authority.

Total Debt: As at the date of any determination thereof, the aggregate amount of all Indebtedness of Borrower.

Total Non-Accrual Loans: Total value of the loans held by a Person, which loans are classified as non-accrual in accordance with the then-current regulations of its Applicable Bank Regulatory Authority and/or Call Report instructions.

Total Risk-Based Capital Ratio: With respect to any Person, the ratio (expressed as a percentage) as of the last day of any fiscal quarter of (a) the sum of (i) Tier 1 Capital of such Person and (ii) Tier 2 Capital of such Person, to (b) Total Risk-Weighted Assets of such Person.

Total Risk-Weighted Assets: As defined in accordance with the then-current regulations of the Applicable Bank Regulatory Authority.

2.2	Other Definitional Provisions.

All terms defined in this Agreement shall have the same meanings when used in the Note, any other Loan Documents, or any certificate or other document made or delivered pursuant hereto. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement.

2.3	Accounting Terms.

All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with GAAP, applied on a consistent basis, as in effect from time to time and in a manner consistent with that used in preparing the audited financial statements required by Section 10.1(a), except as otherwise specifically prescribed herein.  Notwithstanding the foregoing, all financial statements delivered hereunder shall be prepared, and all financial covenants contained herein shall be calculated, without giving effect to any election under the FASB ASC 825 (or any similar accounting principle) permitting a Person to value its financial liabilities or Indebtedness at the fair value thereof.

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ARTICLE III

BORROWER’S REPRESENTATIONS AND WARRANTIES

3.1	Representations and Warranties.

To induce Lender to execute this Agreement and perform its obligations hereunder, Borrower hereby represents and warrants to Lender that, as of the date hereof, the statements contained in this Article III are true and correct, except as may otherwise be specified in any such representation or warranty or in the Company Disclosure Schedules.

(a)         Except as previously disclosed to Lender in writing, no litigation or proceedings are pending, or to the best of Borrower’s knowledge threatened, in writing, against Borrower or its Subsidiaries, which could reasonably be expected, if adversely determined against Borrower, to cause a Material Adverse Change with respect to Borrower and its Subsidiaries considered as a whole. There are no pending Environmental Proceedings, no Environmental Proceedings have been threatened in writing against Borrower and to the knowledge of Borrower there are no facts or circumstances which could reasonably be expected to give rise to any future Environmental Proceedings against Borrower or its Subsidiaries.

(b)         Borrower is a duly organized and validly existing corporation and has all the requisite corporate power and authority to execute, deliver and perform its obligations under the Loan Documents to which Borrower is a party, and such execution, delivery and performance have been duly authorized by all requisite corporate action of Borrower. Each Loan Document to which Borrower is a party has been duly executed and delivered by Borrower and is the legally binding obligation of Borrower, enforceable against Borrower in accordance with its respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or similar laws, now or hereafter in effect, relating to or limiting the rights of creditors’ and general equitable principles , regardless of whether the issue of enforceability is considered in a proceeding in equity or at law.

(c)         No consent, approval or authorization of or declaration, registration or filing with any Governmental Authority or nongovernmental person or entity, including any creditor of Borrower or its Subsidiaries, is required in connection with the execution, delivery and performance by Borrower of this Agreement or of any of the Loan Documents other than the filing of UCC-1 financing statements, except for such consents, approvals or authorizations of or declarations or filings with any Governmental Authority or non-governmental person or entity where the failure to so obtain would not have a Material Adverse Change on Borrower and its Subsidiaries, considered as a whole, or which have been obtained as of any date on which this representation is made. The Borrower and each Subsidiary of Borrower (i) has all Governmental Approvals required by any applicable Law for it to conduct its business, each of which, on the date hereof is in full force and effect, and not subject to review on appeal and is not the subject of any proceeding pending or, which to Borrower’s knowledge, threatened in writing against Borrower, (ii) is in compliance with each Governmental Approval applicable to it and in compliance with all other applicable Laws relating to it or any of its respective properties and (iii) has timely filed all material reports, documents and other materials required to be filed by it under all applicable Laws with any Governmental Authority and has retained all material records and documents required to be retained by it under applicable Law except in each case of clauses (i), (ii) or (iii) above, where the failure to have, comply or file could not reasonably be expected to have a Material Adverse Change.

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(d)        The execution and delivery of, and the performance by Borrower of its obligations under this Agreement or the Security Documents does not constitute, upon the giving of notice or lapse of time or both, a breach or default under any other agreement to which Borrower or its Subsidiaries is a party or may be bound or affected, or a violation of any Law or court order which could reasonably be expected to have a Material Adverse Change.

(e)         Borrower is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property where the failure to be in compliance therewith, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change. Borrower has received all permits and licenses issued by any Governmental Authority as are necessary for the conduct of its business.

(f)         There is no default under this Agreement or any of the other Loan Documents by Borrower, nor any condition known to Borrower which, after notice or the passage of time or both, would constitute a default or an Event of Default by Borrower under said Documents.

(g)         No brokerage fees or commissions are payable by Borrower to any person pursuant to any brokerage agreement or agency or other agreement entered into by Borrower in connection with this Agreement or the Loan to be disbursed hereunder.

(h)        The Borrower 2012 Financial Statements were prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated and fairly presented, in all material respects, the consolidated financial position, results of operations, cash flows and shareholders’ equity of the Borrower and its consolidated Subsidiaries as of the respective dates thereof and for the respective periods covered thereby. , and no Material Adverse Change with respect to Borrower or its Subsidiaries has occurred since the respective dates of such statements. Borrower does not have any material Indebtedness or other material liability, that is not disclosed in the Borrower 2012 Financial Statements or in the Borrower Disclosure Schedules.

(i)         Borrower has good title to, or valid leasehold interests in, all its real and personal property material to its business, subject to Permitted Liens thereon and except for defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

(j)          Reserved.

(k)         Borrower owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual property material to its business, and, to Borrower’s Knowledge, the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change.

(l)          The Loan is not being made for the purpose of purchasing or carrying “margin stock” within the meaning of Regulation T, U or X issued by the Federal Reserve Bank.

(m)         Borrower is not an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

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(n)         Borrower has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower has set aside reserves on its books which Borrower deems adequate or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Change.

(o)        The assets of Borrower are not “plan assets” of any employee benefit plan covered by ERISA or Section 4975 of the Internal Revenue Code.

(p)         Borrower has disclosed to Lender all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change. None of the representations or warranties contained in this Agreement as modified or qualified by the Borrower Disclosure Schedules contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(q)         Borrower is not a “foreign person” within the meaning of Section 1445 or 7701 of the Internal Revenue Code.

(r)          Borrower uses no trade name other than its actual name set forth herein. The principal place of business of Borrower is as stated in Section 17.16.

(s)         Borrower’s place of formation or organization is the State of California.

(t)         None of Borrower or its Subsidiaries is a person with whom Lender is restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury of the United States of America (including, those Persons named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order (including, the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and shall not engage in any dealings or transactions or otherwise be associated with such persons. In addition, Borrower hereby agrees to provide to the Lender with any additional information that the Lender deems necessary from time to time in order to ensure compliance with all applicable Laws concerning money laundering and similar activities. None of the Borrower, any Subsidiary of the Borrower or any Affiliate of the Borrower: (i) is a Sanctioned Person, (ii) has more than ten percent (10%) of its assets in Sanctioned Entities, or (iii) derives more than ten percent (10%) of its operating income from investments in, or transactions with Sanctioned Persons or Sanctioned Entities.  The proceeds of any Loan will not be used and have not been used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity.

3.2	Survival of Representations and Warranties.

The representations and warranties of Borrower set forth in Section 3.1, as may be modified or qualified by the information contained in the Borrower Disclosure Schedules or the notes to Borrower’s 2012 Financial Statements, will survive the execution and delivery by Borrower of the Loan Documents and the Loan Opening until all of the Obligations of Borrower have been paid or performed.

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ARTICLE IV

LOAN AND LOAN DOCUMENTS

4.1	Agreement to Borrow and Lend; Lender’s Obligation to Disburse.

Subject to the terms, provisions and conditions of this Agreement and the other Loan Documents, Borrower agrees to borrow from Lender and Lender agrees to lend to Borrower the Loan, for the purposes and subject to all of the terms, provisions and conditions contained in this Agreement.

(a)         The maximum aggregate principal amount of the Loan shall not exceed Seven Million Five Hundred Dollars ($7,500,000) (the “Loan Amount”). No principal amount repaid may be reborrowed.

(b)         Lender agrees to Open the Loan within one (1) Business Day following Borrower’s compliance with, and satisfaction of, all conditions precedent to the Loan Opening and provided no Material Adverse Change has occurred with respect to Borrower and its Subsidiaries, considered as a whole, and no Default or Event of Default has occurred and is continuing hereunder.

(c)         Bank shall, prior to the Opening of the Loan, open a Depository Account, subject to the Bank’s compliance with Regulation F (12 CFR 206) and Bank’s internal policies related thereto.

4.2	Loan Documents.

Borrower agrees that it will, on or before the Loan Opening Date, execute and deliver or cause to be executed and delivered to Lender the following documents:

(a)         The Note.

(b)         The Security Agreement.

(c)         Such UCC financing statements as Lender determines are advisable or necessary to perfect or notify third parties of Lender’s security interest in the Collateral.

4.3	Term of the Loan.

All principal, interest and other sums due under the Loan Documents shall be due and payable in full on the Maturity Date.

4.4	Prepayments.

Borrower shall have the right to make prepayments of the Loan, without any premium, penalty or other charges of any kind whatsoever, in whole or in part, upon not less than seven (7) days’ prior written notice to Lender. No prepayment of all or part of the Loan shall be permitted unless same is made together with the payment of all interest accrued on the Loan through the date of prepayment.

4.5	Late Charge.

Any and all amounts due hereunder or under the other Loan Documents which remain unpaid on the tenth (10th) day after the date said amount was due and payable shall incur a fee (the “Late Charge”) of five percent (5%) per annum of said amount, which payment shall be in addition to all of Lender’s other rights and remedies under the Loan Documents, provided that no Late Charge shall apply to the final payment of principal on the Maturity Date. Nothing in this Section shall be deemed a cure period for the purpose of determining the occurrence of an Event of Default.

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ARTICLE V

INTEREST

5.1	Interest Rate.

(a)         Subject to Section 5.3, the principal amount of the Loan outstanding will bear interest at the Note Rate (the “Applicable Rate”), unless the Default Rate is applicable.

(b)         Interest shall be calculated for the actual number of days elapsed on the basis of a 365-day year, including the first date of the applicable period to, but not including, the date of repayment.

(c)         The principal amount of the Loan outstanding shall bear interest at the Default Rate at any time at which an Event of Default shall exist and is continuing, provided that if any Event of Default is cured by the Borrower, then the Interest Rate on the Loan shall thereupon revert back to the Applicable Rate.

5.2	Required Principal and Interest Payments.

Commencing on June 1, 2013 and continuing on each Payment Date thereafter, until the Loan and all accrued interest thereon has been paid in full, installments of principal in the amount of $62,500 (unless the principal balance is less than such required installment amount, and in such case, the remaining principal balance of the Note shall be due and payable on the Payment Date) and accrued interest thereon shall be due and payable on each Payment Date. The outstanding principal balance of the Loan and any and all accrued but unpaid interest hereon shall be due and payable in full on the Maturity Date or upon any earlier maturity hereof, whether by acceleration in accordance with this Agreement and the other Loan Documents. All payments (whether of principal or of interest) shall be deemed credited to Borrower’s account only if received by 2:00 p.m. Dallas time on a Business Day; otherwise, such payment shall be deemed received on the next Business Day.

5.3	Maximum Lawful Rate.

It is the intent of Borrower and Lender to conform to and contract in strict compliance with applicable usury law from time to time in effect. In no way, nor in any event or contingency (including but not limited to prepayment, default, demand for payment, or acceleration of the maturity of any obligation), shall the rate of interest taken, reserved, contacted for, charged or received under this Agreement and the other Loan Documents exceed the highest lawful interest rate permitted under applicable law (the “Maximum Lawful Rate”). If Lender shall ever receive anything of value which is characterized as interest under applicable law and which would apart from this provision be in excess of the Maximum Lawful Rate, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on the Loan in the inverse order of its maturity and not to the payment of interest, or refunded to the Borrower or the other payor thereof if and to the extent such amount which would have been excessive exceeds such unpaid principal. All interest paid or agreed to be paid to the holder hereof shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full stated term (including any renewal or extension) of the Loan so that the amount of interest on account of such obligation does not exceed the Maximum Lawful Rate. As used in this Section, the term “applicable law” shall mean the laws of the State of Texas or the federal laws of the United States, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.

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ARTICLE VI

RESERVED.

ARTICLE VII

LOAN EXPENSE AND ADVANCES

7.1	Loan and Administration Expenses.

Borrower unconditionally agrees to pay all reasonable costs and expenses incurred by Lender in connection with the Loan incurred by Lender if any Event of Default occurs hereunder or under any of the Loan Documents or if the Loan or Note or any portion thereof is not paid in full when and as due, all reasonable costs and expenses of Lender (including, without limitation, court costs and counsel’s fees and disbursements and fees and costs of paralegals, and costs incurred in connection with any litigation or bankruptcy or administrative hearing and any appeals therefrom and any post- judgment enforcement action including, without limitation, supplementary proceedings) incurred in attempting to enforce payment of the Loan and reasonable expenses of Lender incurred (including court costs and counsel’s fees and disbursements and fees and costs of paralegals) in attempting to realize, while an Event of Default exists, on any security or incurred in connection with the sale or disposition (or preparation for sale or disposition) of any security for the Loan. Whenever Borrower is obligated to pay or reimburse Lender for any attorneys’ or paralegals’ fees, those fees shall include the reasonable allocated costs for services of in-house counsel.

7.2	Reserved.

7.3	Reserved.

7.4	Expenses and Advances Secured by Loan Documents.

Any and all advances or payments made by Lender under this Article VII from time to time, and any amounts expended by Lender pursuant to Article XVI, shall constitute additional indebtedness evidenced by the Note and secured by the Security Documents and the other Loan Documents if such advances are not paid to Lender within ten (10) days of the date Lender notifies Borrower in writing of the amounts of such advances or payments due by Borrower to Lender and the purposes for which such advances or payments were made by Lender.

7.5	Right of Lender to Make Advances to Cure Borrower’s Defaults.

In the event that Borrower fails to perform any of Borrower’s covenants, agreements or obligations contained in this Agreement or any of the other Loan Documents (after the expiration of applicable grace periods, except in the event of an emergency or other exigent circumstances), Lender may (but shall not be required to) perform any of such covenants, agreements and obligations, and any amounts expended by Lender in so doing and shall constitute additional indebtedness evidenced by the Note and secured by the Security Documents and the other Loan Documents.

ARTICLE VIII

CONDITIONS PRECEDENT TO THE OPENING OF THE LOAN

8.1	Conditions Precedent.

Borrower agrees that Lender’s obligation to Open the Loan is conditioned upon Borrower’s delivery, performance and satisfaction of the following conditions precedent:

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(a)         Loan Documents: The Lender shall have received copies of each of the documents set forth in Section 4.2 hereof, executed by the Borrower, and recorded, if applicable.

(b)         Reserved.

(c)         Insurance Policies: Borrower shall have furnished to Lender evidence that insurance coverages are in effect with respect to Borrower, in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

(d)         No Litigation: No litigation or proceedings shall be pending or threatened which could reasonably be expected to cause a Material Adverse Change with respect to Borrower and its Subsidiaries, considered as a whole;

(e)         Legal Opinion: Borrower shall have furnished to Lender an opinion from counsel for Borrower covering due authorization, execution and delivery and enforceability of the Loan Documents;

(f)         Searches: Borrower shall have furnished to Lender current bankruptcy, federal tax lien and judgment searches and searches of all Uniform Commercial Code financing statements for Borrower and Bank, filed in each place UCC Financing Statements are to be filed hereunder, demonstrating the absence of adverse claims;

(g)         Financial Statements: Borrower shall have furnished to Lender the Borrower 2012 Financial Statements;

(h)         Equity Interests of Bank: Borrower shall deliver to Lender, within five (5) Business Days of the Effective Date, the share certificates evidencing the Equity Interests of Bank;

(i)         Organizational Documents: Borrower shall have furnished to Lender proof satisfactory to Lender of the incorporation and good standing in the state of its incorporation of Borrower and Bank. Borrower shall also provide certified resolutions in form and content reasonably satisfactory to Lender, authorizing execution, delivery and performance of the Loan Documents by Borrower, and such other documentation as Lender may reasonably require to evidence the authority of the persons executing the Loan Documents. Borrower shall also have delivered Constituent Documents for Borrower and Bank certified by the appropriate government officials of the state of incorporation. Borrower shall also have delivered a certificate of incumbency certified by an authorized officer or representative certifying the names of the individuals or other Persons authorized to sign this Agreement and each of the other Loan Documents to which Borrower is or is to be a party (including the certificates contemplated herein) on behalf of such Person together with specimen signatures of such individual Persons;

(j)         No Default: There shall be no uncured Default or Event of Default by Borrower hereunder as of the Opening of the Loan;

(k)         Additional Documents: Borrower shall have furnished to Lender such other materials, documents, papers or requirements regarding Borrower and its Subsidiaries as Lender shall reasonably request, provided that such documents or instruments are of the type customarily delivered at closings of loan transactions similar to the loan transaction contemplated by this Agreement.

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ARTICLE IX

RESERVED

ARTICLE X

AFFIRMATIVE COVENANTS

Borrower covenants and agrees as follows:

10.1	Furnishing Information.

(a)         Financial Reports. Borrower shall deliver or cause to be delivered to Lender (i) a duly executed Certificate of Compliance in the form of Exhibit B attached hereto within forty-five (45) days after the end of each calendar quarter , (ii) quarterly consolidated financial statements within (60) days after the end of each of the first three calendar quarters of each year and (iii) audited annual consolidated financial statements within 90 days after the end of each calendar year. . The Chief Executive Officer or the Chief Financial Officer of Borrower shall certify that each of such quarterly consolidated financial statements fairly present, in all material respects, the financial position, results of operations, cash flows and shareholders’ equity of Borrower on a consolidated basis as of the date thereof and for the quarterly period covered thereby (subject to normal year-end adjustments which were not and which are not expected to be, individually or in the aggregate, material to Borrower and its consolidated Subsidiaries taken as a whole).Borrower shall deliver to Lender with respect to Borrower copies of its annual Federal Income Tax Returns within ten (10) days after the filing thereof with the Internal Revenue Service. Borrower shall, on not less than ten (10) days prior written notice from Lender, permit Lender or any of its agents or representatives, at Lender’s sole expense, to have access to and examine Borrower’s accounting books and records during Borrower’s regular business hours.

(b)         Call Reports. As soon as available, and in no event more than sixty (60) days after the end of each fiscal quarter of each Bank, copies of each Bank’s Call Reports or other quarterly reports of condition and income furnished to Governmental Authorities.

(c)         FR Y-9SP. If applicable to Borrower, as soon as available, and in any event no later than sixty (60) days after the end of each fiscal quarter, the Borrower’s complete form FR Y-9SP as filed with the Federal Reserve Bank in the applicable Federal Reserve District.

(d)         FR Y-6.  If applicable to Borrower, as soon as available, and in any event within ninety (90) days after the end of each fiscal year, the Borrower’s complete form FR Y-6 as filed with the Federal Reserve Bank in the applicable Federal Reserve District.

(e)         USA Patriot Act. Promptly upon the request thereof, such other information and documentation required by Bank Regulatory Authorities under applicable “know your customer” and Anti-Money Laundering rules and regulations (including, without limitation, the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended), as from time to time reasonably requested by the Lender.

(f)         Notice of Litigation and Other Matters. Promptly (but in no event later than ten (10) days after Borrower obtains knowledge thereof), to the extent not prohibited by law, telephonic and written notice of (i) the commencement of all proceedings by or before any Governmental Authority (other than routine period examinations by Applicable Governmental Authorities) and (ii) all actions and proceedings in any court or before any arbitrator against or involving the Borrower or any Subsidiary of Borrower or any of their respective properties, assets or businesses which if adversely determined against Borrower or such Subsidiary, could reasonably be expected to result in a Material Adverse Change to the Borrower and its Subsidiaries, considered as a whole.

(g)        Additional Information. Such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary as the Lender may reasonably request and which can be provided by Borrower in compliance with applicable laws and regulations.

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10.2	Maintenance of Insurance.

Borrower shall maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies and financial institutions engaged in the same or similar businesses operating in the same or similar locations.

10.3	Payment of Taxes.

Borrower shall pay all Taxes before the same become delinquent, provided, however, that Borrower shall have the right to contest any such tax or assessment, but only if (i) such contest has the effect of preventing the collection of such Taxes so contested and also of preventing the attachment of any Lien to any of Borrower’s property, and (ii) Borrower contests such Taxes diligently and in good faith. If Borrower fails to commence such contest or, having commenced to contest the same, shall thereafter fail to prosecute such contest in good faith or with due diligence, or, upon adverse conclusion of any such contest, shall fail to pay such Tax, Lender may, at its election (but shall not be required to), pay and discharge any such Tax, and any interest or penalty thereon, and any amounts so expended by Lender shall be deemed to constitute disbursements of the Loan proceeds hereunder (even if the total amount of disbursements would exceed the face amount of the Note). Upon request of Lender, Borrower shall furnish to Lender evidence that Taxes are paid on or prior to the last date for payment of such Taxes and before imposition of any penalty or accrual of interest (except for Taxes being contested diligently and in good faith as described in this Section).

10.4	Reserved.

10.5	Use of Proceeds.

The proceeds of the Loan will be used for working capital and general corporate purposes, including the contribution of capital to its subsidiaries. No part of the proceeds of the Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of regulations of any Bank Regulatory Authority, including Regulations T, U and X.

10.6	Lost Note.

Upon Lender’s furnishing to Borrower an affidavit to such effect, Borrower shall, if the Note is mutilated, destroyed, lost or stolen, deliver to Lender, in substitution therefor, a new note containing the same terms and conditions as the Note.

10.7	Indemnification.

FROM THE CLOSING DATE THROUGH THE DATE THAT IS THREE (3) YEARS FOLLOWING THE FULL SATISFACTION OF THE OBLIGATIONS HEREUNDER, BORROWER SHALL INDEMNIFY LENDER AND ITS RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES AND CONSULTANTS (EACH, AN “INDEMNIFIED PARTY”) AND DEFEND AND HOLD EACH INDEMNIFIED PARTY HARMLESS FROM AND AGAINST ALL CLAIMS (INCLUDING, WITHOUT LIMITATION, ANY CIVIL PENALTIES OR FINES ASSESSED BY OFAC), INJURY, DAMAGE, LOSS AND LIABILITY, COST AND EXPENSE (INCLUDING ATTORNEYS’ FEES, COSTS AND EXPENSES) OF ANY AND EVERY KIND TO ANY PERSONS OR PROPERTY BY REASON OF (I) ANY BREACH OF REPRESENTATION OR WARRANTY, DEFAULT OR EVENT OF DEFAULT UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR RELATED DOCUMENT; OR (II) ANY OTHER MATTER ARISING IN CONNECTION WITH THE LOAN, BORROWER, OR ITS SUBSIDIARIES THAT MAY ARISE ANY TIME PRIOR TO THE DATE THAT THE LOAN AND THE OTHER OBLIGATIONS OWED HEREUNDER ARE PAID IN FULL. BORROWER’S DUTY TO INDEMNIFY, HOLD HARMLESS, AND DEFEND THE INDEMNIFIED PARTIES AGAINST LOSSES EXTENDS TO LOSS THAT MAY BE CAUSED OR ALLEGED TO BE CAUSED IN PART BY THE NEGLIGENCE OF INDEMNITEES TO THE FULLEST EXTENT THAT SUCH INDEMNIFICATION IS PERMITTED BY APPLICABLE LAW. THE FOREGOING INDEMNIFICATION SHALL SURVIVE REPAYMENT OF THE LOAN.

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10.8	Depository Account.

Bank shall at all times maintain at least Two Million Five Hundred Thousand Dollars ($2,500 ,000) in the Depository Account, subject to any limitations thereon contained in, and compliance with, Regulation F (12 CFR 206) and Bank’s internal policies relating thereto. Lender hereby confirms that it shall have no, and hereby waives any, right of offset or set-off against the Depository Account for any obligations of the Borrower hereunder or under any other Loan Document.

ARTICLE XI

NEGATIVE COVENANTS

Borrower covenants and agrees as follows:

11.1	Indebtedness.

Without prior written consent of Lender, Borrower will not create, incur, assume or permit to exist any Indebtedness, except:

(a)         Indebtedness created hereunder; and

(b)         Indebtedness existing on the date hereof and set forth in Schedule 11.1(b), but not any extensions, renewals or replacements of any such Indebtedness.

11.2	Liens.

Borrower will not create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a)         Permitted Liens;

(b)         any Lien on any property or asset of Borrower existing on the date hereof and set forth in Schedule 11.2(b); provided that (i) such Lien shall not apply to any other property or asset of the Borrower and (ii) such Lien shall secure only those obligations which it secures on the date hereof; and

(c)         Liens on fixed or capital assets acquired, constructed or improved by the Borrower; provided that (i) such security interests secure Indebtedness permitted by Section 11.1, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of the Borrower.

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11.3	Fundamental Changes; Disposition of Assets.

Without prior written consent of Lender, which shall not be unreasonably withheld or delayed, the Borrower will not (a) merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, unless the Persons who were the shareholders of Borrower immediately prior to the consummation of such merger or consolidation will, immediately after the consummation of such merger or consolidation, beneficially own at least 50.1% of the outstanding voting stock of the surviving company in such merger or consolidation; (b) or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of its assets (other than in the ordinary course of business), (c) liquidate or dissolve, or (d) engage to any material extent in any business other than businesses of the type conducted by the Borrower on the Effective Date and businesses reasonably related thereto.

11.4	Investments, Loans, Advances, Guarantees and Acquisitions.

The Borrower will not purchase, hold or acquire any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (collectively, an “Investment”) except:

(a)         Permitted Investments;

(b)         Investments made in the Bank;

(c)         Guarantees constituting Indebtedness permitted by Section 11.1; and

(d)         Any Investments in which the amount of all such Investments in the aggregate does not exceed 20% of the capital of Borrower at any one time outstanding.

11.5	Reserved.

11.6	Restricted Payments.

Without the prior written consent of Lender, the Borrower will not declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment.

11.7	Transactions with Directors or Officers.

The Borrower will not sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from any of Borrower’s directors or executive officers, or any of their Controlled Entities (as defined below), or engage in any other transaction with any of such directors or officers, or any of their respective Controlled Entities outside the ordinary course of business of Borrower or its Subsidiaries at prices and on terms and conditions not less favorable to the Borrower than could be obtained on an arm’s-length basis from unrelated third parties.

11.8	Reserved.

11.9	Leverage Ratio.

As of the last day of any fiscal quarter, the Bank shall have a Leverage Ratio of 5.0% or greater.

11.10	Total Risk-Based Capital Ratio.

As of the last day of any fiscal quarter, the Bank shall have a Total Risk-Based Capital Ratio of 10.0% or greater.

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11.11	Non-Performing Assets to Net Capital Ratio.

As of the last day of any fiscal quarter, the Bank shall have a Non-Performing Assets to Net Capital Ratio of 40.0% or less.

11.12	Classified Assets to Tier 1 Capital Ratio.

As of the last day of any fiscal quarter, the Bank shall have a Classified Assets to Tier 1 Capital Ratio of no greater than 50.0%.

11.13	Fixed Charge Coverage Ratio.

As of the last day of any fiscal quarter, Borrower shall not permit the Fixed Charge Coverage Ratio to be less than 1.50 to 1.0 for the twelve month period ending on such date.

11.14	Minimum Liquidity.

The Borrower shall not permit the sum of (a) cash of the Borrower not subject to any Lien, plus (b) cash of the Borrower on deposit with any bank and which is not subject to any Lien (other than Liens in favor of such bank securing amounts owed by the Borrower to such bank with respect to returned items and standard account charges), plus (c) the market value of all Marketable Securities not subject to any Lien to be less than $1,000,000 at any time.

ARTICLE XII

RESERVED

ARTICLE XIII

ASSIGNMENTS BY LENDER AND BORROWER

13.1	Prohibition of Assignments and Participations by Lender.

Without prior written consent of Borrower, Lender shall not sell the Loan (or any interest therein) or any Loan Document nor grant any participations in the Loan.

13.2	Prohibition of Assignments by Borrower.

Borrower shall not assign or attempt to assign its rights under this Agreement and any purported assignment shall be void.

13.3	Successors and Assigns.

Subject to the foregoing restrictions on transfer and assignment contained in this Article XIII, this Agreement shall inure to the benefit of and shall be binding on the parties hereto and their respective successors and permitted assigns.

ARTICLE XIV

TIME OF THE ESSENCE

14.1	Time is of the Essence.

Borrower agrees that time is of the essence under this Agreement.

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ARTICLE XV

EVENTS OF DEFAULT

15.1	Events of Default.

The occurrence of any one or more of the following shall constitute an “Event of Default” as said term is used herein:

(a)         Failure of Borrower (i) (A) to make any payment when due, or (B) to observe or perform any of the other covenants or conditions by Borrower to be performed under the terms of this Agreement or any other Loan Document concerning the payment of money, for a period of ten (10) days after written notice from Lender that the same is due and payable; or (ii) for a period of thirty (30) days after written notice from Lender, to observe or perform any non-monetary covenant or condition contained in this Agreement or any other Loan Documents; provided that if any such failure concerning a non-monetary covenant or any of the covenants set forth in Sections 11.9, 11.10, 11.11, 11.12, 11.13 or 11.14, or any other covenant which is otherwise susceptible to cure and cannot reasonably be cured within said thirty (30) day period, then Borrower shall have an additional sixty (60) day period to cure such failure and no Event of Default shall be deemed to exist hereunder so long as Borrower commences such cure within the initial thirty (30) day period and diligently and in good faith pursues such cure to completion within such resulting ninety (90) day period from the date of Lender’s notice; and provided further that if a different notice or grace period is specified under any other subsection of this Section 15.1 with respect to a particular breach, or if another subsection of this Section 15.1 applies to a particular breach and does not expressly provide for a notice or grace period the specific provision shall control.

(b)         Any assignment in violation of Section 13.2.

(c)         If any representation or warranty made by Borrower contained in this Agreement or the Security Documents (as the same may be modified by the Disclosure Schedules), or any report or certificate delivered by Borrower in satisfaction of any of the conditions of this Agreement is untrue or incorrect in any material respect at the time made or delivered, provided that if such breach is reasonably susceptible of cure, then no Event of Default shall exist so long as Borrower cures said breach (i) within the notice and cure period provided in (a)(i) above for a breach that can be cured by the payment of money or (ii) within the notice and cure period provided in (a)(ii) above for any other breach.

(d)         Borrower or its Subsidiaries shall commence a voluntary case concerning Borrower or such Subsidiary under the Bankruptcy Code; or an involuntary proceeding is commenced against Borrower or its Subsidiaries under the Bankruptcy Code and relief is ordered against Borrower, or the petition is controverted but not dismissed or stayed within sixty (60) days after the commencement of the case, or a custodian (as defined in the Bankruptcy Code) is appointed for or takes charge of all or substantially all of the property of Borrower or its Subsidiaries; or the Borrower or any of its Subsidiaries commences any other proceedings under any reorganization, arrangement, readjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar Law of any jurisdiction whether now or hereafter in effect relating to the Borrower or its Subsidiaries; or there is commenced against Borrower or its Subsidiaries any such proceeding which remains undismissed or unstayed for a period of sixty (60) days; or the Borrower or its Subsidiaries fails to controvert in a timely manner any such case under the Bankruptcy Code or any such proceeding, or any order of relief or other order approving any such case or proceeding is entered; or the Borrower or its Subsidiaries by any act or failure to act indicates its consent to, approval of, or acquiescence in any such case or proceeding or the appointment of any custodian or the like of or for it for any substantial part of its property or suffers any such appointment to continue undischarged or unstayed for a period of sixty (60) days.

24

(e)         Borrower or its Subsidiaries shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall consent to the appointment of a receiver or trustee or liquidator of all of its property or the major part thereof or if all or a substantial part of the assets of Borrower or its Subsidiaries are attached, seized, subjected to a writ or distress warrant, or are levied upon, or come into the possession of any receiver, trustee, custodian or assignee for the benefit of creditors.

(f)         One or more final, non-appealable judgments are entered (i) against Borrower in amounts aggregating in excess of $250,000 or (ii) against any of Borrower’s Subsidiaries in amounts aggregating in excess of $1,000,000, and said judgments are not stayed or bonded over within thirty (30) days after entry.

(g)         If Borrower shall fail to pay any debt owed by it or is in default under any agreement with Lender or any other party (other than a failure or default for which Borrower’s maximum liability does not exceed $250,000) and such failure or default continues after any applicable grace period specified in the instrument or agreement relating thereto, unless Borrower is contesting its obligation to pay such debt in good faith and by appropriate actions or proceedings.

(h)         If a Material Adverse Change occurs with respect to Borrower and any of its Subsidiaries, considered as a whole.

(i)         The failure at any time of a security interest created under any Security Document to be a valid first lien upon the Collateral described therein, and such failure remains uncured for a period of fifteen (15) days following written notice of such failure by Lender to Borrower.

(j)         Reserved.

(k)         A Change of Control shall occur.

(l)         Failure of Borrower to comply with clauses (a) through (f) of Section 10.1 and such failure continues uncured for a period of fifteen (15) days after such failure.

(m)         The occurrence of any other event or circumstance denominated as an Event of Default in this Agreement or under any of the other Loan Documents and the expiration of any applicable grace or cure periods, if any, specified for such Event of Default herein or therein, as the case may be.

(n)         Reserved.

(o)         If (i) any Bank shall cease for any reason to be an insured bank under the FDIA, (ii) the FDIC or any other Governmental Authority shall issue a cease and desist order to take other action of a disciplinary or remedial nature against the Borrower or any Subsidiary and such order or other action could reasonably be expected to have a Material Adverse Change or there shall occur with respect to any Subsidiary any event that is grounds for the required submission of a capital restoration plan under 12 U.S.C. § 1831o(e)(2) and the regulations thereunder, or (iii) the Borrower or any Subsidiary shall enter into a written supervisory or similar agreement with any Bank Regulatory Authority or other Governmental Authority for any reason, but only to the extent that such supervisory or similar agreement would have a Material Adverse Change with respect to such Subsidiary or the Borrower.

(p)         Without limiting the generality of Section 15.1(o), the appointment of a conservator or receiver for any Subsidiary of Borrower that is an “insured depository institution” as defined in the FDIA (12 U.S.C. § 1813(c)(2)), by any “appropriate Federal banking agency” as defined in the FDIA (12 U.S.C. § 1813(q)), by any state supervisory agency or by the FDIC or any successor thereto pursuant to the FDIA; or the organization of a bridge bank to purchase assets and assume liabilities of such Subsidiary pursuant to the FDIA; or the provision of any form of assistance to any such Subsidiary by the FDIC pursuant to the FDIA or other Governmental Authority.

25

(q)         If Borrower shall cease to be a bank holding company, within the meaning of the BHCA.

ARTICLE XVI

LENDER’S REMEDIES IN EVENT OF DEFAULT

16.1	Remedies Conferred Upon Lender.

Upon the occurrence of, and during the continuance of, any Event of Default, Lender may pursue any one or more of the following remedies:

(a)         Declare the Note to be immediately due and payable (the “Acceleration”);

(b)         Following Borrower’s failure to repay the Note after Acceleration, (i) use and apply any monies or letters of credit deposited by Borrower with Lender, regardless of the purposes for which the same was deposited (other than the Depository Account), to cure any such default or to apply on account of any indebtedness under this Agreement which is due and owing to Lender; and (ii) exercise or pursue any other remedy or cause of action permitted under this Agreement or any other Loan Documents, or conferred upon Lender by operation of Law, including, the enforcement of any Liens or security interests under the Security Documents. For the avoidance of doubt, in no event shall Lender use or apply any monies in the Depository Account as a remedy for or in respect of any Event of Default by Borrower or otherwise.

Notwithstanding the foregoing, upon the occurrence of any Event of Default under Section 15.1(d), (e), (o), (p) or (q) with respect to Borrower or any Bank, all amounts evidenced by the Note shall automatically become due and payable, without any presentment, demand, protest or notice of any kind to Borrower.

ARTICLE XVII

GENERAL PROVISIONS

17.1	Captions.

The captions and headings of various Articles, Sections and subsections of this Agreement and Schedules and Exhibits pertaining hereto are for convenience of reference only and are not to be considered as defining or limiting in any way the scope or intent of the provisions hereof.

17.2	Modification; Waiver.

No modification, waiver, amendment or discharge of this Agreement or any other Loan Document shall be valid unless the same is in writing and signed by both parties hereto.

17.3	Authorized Representative.

Borrower hereby appoints each of Scott Kavanaugh, its Chief Executive Officer as of the Effective Date, and John Michel, its Chief Financial Officer as of the Effective Date, as its Authorized Representatives for purposes of dealing with Lender on behalf of Borrower in respect of any and all matters in connection with this Agreement, the other Loan Documents, and the Loan. Each of the Authorized Representatives shall have the power, in his discretion, to give and receive all notices, monies, approvals, and other documents and instruments, and to take any other action on behalf of Borrower. All actions by any of the Authorized Representatives shall be final and binding on Borrower. Lender may rely on the authority given to any of the Authorized Representatives until actual receipt by Lender of a duly authorized resolution substituting a different person as one of, or different persons as the Authorized Representatives.

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17.4	Governing Law.

Irrespective of the place of execution and/or delivery, this Agreement shall be governed by, and shall be construed in accordance with, the laws of the State of Texas.

17.5	Reserved.

.

17.6	Disclaimer by Lender.

This Agreement is made for the sole benefit of Borrower and Lender, and no other person or persons shall have any benefits, rights or remedies under or by reason of this Agreement, or by reason of any actions taken by Lender pursuant to this Agreement. Lender shall not be liable for any debts or claims accruing in favor of any such parties against Borrower or others. Lender, by making the Loan or taking any action pursuant to any of the Loan Documents, shall not be deemed a partner or a joint venturer with Borrower or fiduciary of Borrower. No payment of funds directly to a contractor or subcontractor or provider of services shall be deemed to create any third-party beneficiary status or recognition of same by the Lender.

17.7	Partial Invalidity; Severability.

If any of the provisions of this Agreement, or the application thereof to any person, party or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such provision or provisions to persons, parties or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Agreement shall be valid and enforceable to the fullest extent permitted by Law.

17.8	Definitions Include Amendments.

Definitions contained in this Agreement which identify documents, including, but not limited to, the Loan Documents, shall be deemed to include all amendments and supplements to such documents from the date hereof, and all future amendments, modifications, and supplements thereto entered into from time to time to satisfy the requirements of this Agreement or otherwise with the written consent of the parties hereto. Reference to this Agreement contained in any of the foregoing documents shall be deemed to include all amendments and supplements executed in accordance with this Agreement and the other Loan Documents.

17.9	Execution in Counterparts; Electronic Execution.

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by fax or other digital or electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

27

17.10	Entire Agreement.

This Agreement, taken together with all of the other Loan Documents, embody the entire agreement and supersedes all prior agreements, written or oral, between the parties, relating to the subject matter hereof.

17.11	Waiver of Damages.

Neither Lender nor Borrower shall be liable to each other for punitive, exemplary or consequential damages, including, without limitation, lost profits, whatever the nature of a breach by Lender or Borrower of its obligations under this Agreement or any of the Loan Documents, and each of Lender and Borrower hereby waives all claims for punitive, exemplary or consequential damages.

17.12	Claims Against Lender.

Lender shall not be in default under this Agreement, or under any other Loan Documents, unless a written notice specifically setting forth the claim of Borrower shall have been given to Lender within twelve (12) months after Borrower first had actual Knowledge of the occurrence of the event which Borrower alleges gave rise to such claim and Lender does not remedy or cure the default, if any there be, promptly thereafter. Borrower waives any claim, set-off or defense against Lender arising by reason of any alleged default by Lender as to which Borrower does not give such notice timely as aforesaid. Borrower acknowledges that such waiver is or may be essential to Lender’s ability to enforce its remedies without delay and that such waiver therefore constitutes a substantial part of the bargain between Lender and Borrower with regard to the Loan.

17.13	Jurisdiction.

TO THE GREATEST EXTENT PERMITTED BY LAW, BORROWER HEREBY WAIVES ANY AND ALL RIGHTS TO REQUIRE MARSHALLING OF ASSETS BY LENDER. WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDINGS RELATING TO THIS AGREEMENT (EACH, A “PROCEEDING”), BORROWER IRREVOCABLY (A) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS HAVING JURISDICTION IN THE CITY OF DALLAS, COUNTY OF DALLAS AND STATE OF TEXAS, AND (B) WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY PROCEEDING BROUGHT IN ANY SUCH COURT, WAIVES ANY CLAIM THAT ANY PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND FURTHER WAIVES THE RIGHT TO OBJECT, WITH RESPECT TO SUCH PROCEEDING, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER SUCH PARTY. NOTHING IN THIS AGREEMENT SHALL PRECLUDE LENDER FROM BRINGING A PROCEEDING IN ANY OTHER JURISDICTION NOR WILL THE BRINGING OF A PROCEEDING IN ANY ONE OR MORE JURISDICTIONS PRECLUDE THE BRINGING OF A PROCEEDING IN ANY OTHER JURISDICTION. BORROWER FURTHER AGREES AND CONSENTS THAT, IN ADDITION TO ANY METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY PROCEEDING IN ANY TEXAS STATE OR UNITED STATES COURT SITTING IN THE CITY OF DALLAS AND COUNTY OF DALLAS MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO BORROWER AT THE ADDRESS INDICATED BELOW, AND SERVICE SO MADE SHALL BE COMPLETE UPON RECEIPT; EXCEPT THAT IF BORROWER SHALL REFUSE TO ACCEPT DELIVERY, SERVICE SHALL BE DEEMED COMPLETE FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO MAILED.

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17.14	Set-Offs.

After the occurrence and during the continuance of an Event of Default, Borrower hereby irrevocably authorizes and directs Lender from time to time to charge Borrower’s accounts and deposits with Lender or its Affiliates (other than the Depository Account and deposits therein), and to pay over to Lender an amount equal to any amounts from time to time due and payable to Lender hereunder, under the Note or under any other Loan Document. Borrower hereby grants to Lender a security interest in and to all such accounts and deposits (other than the Depository Account and deposits therein) maintained by the Borrower with Lender (or its Affiliates).

17.15	Lender’s Consent.

Wherever in this Agreement there is a requirement for Lender’s consent and/or a document to be provided or an action taken “to the satisfaction of Lender”, it is understood by such phrase that, except as expressly modified herein, Lender shall exercise its consent, right or judgment in its reasonable discretion.

17.16	Notices.

Any notice, demand, request or other communication which any party hereto may be required or may desire to give hereunder shall be in writing and shall be deemed to have been properly given (a) if hand delivered, when delivered; (b) if mailed by United States Certified Mail (postage prepaid, return receipt requested), three (3) Business Days after mailing (c) if by Federal Express or other reliable overnight courier service, on the next Business Day after delivered to such courier service or (d) if by telecopier on the day of transmission so long as copy is sent on the same day by overnight courier as set forth below:

If to Borrower:

First Foundation Inc.

18101 Von Karman Ave., Suite 700,

Irvine, California 92612

Attention: Mr. John Michel

Telephone: (949) 202-4160

Facsimile: (949) 202-4187

With a copy to:

Stradling Yocca Carlson & Rauth PC

660 Newport Center Drive, Suite 1600

Newport Beach, CA 92669

Attention: Ben A. Frydman

Telephone: (949) 725-4000

Facsimile: (949) 725-4100

Email:   bfrydman@sycr.com

If to Lender:

NexBank SSB

2515 McKinney Avenue, Suite 1100

Dallas, Texas 75201

Attention: Matt Siekielski

Telephone: 972-934-4724

With a copy to:

NexBank SSB

2515 McKinney Avenue, Suite 1100

Dallas, Texas 75201

Attention: Joshua Bock

Telephone: 972-934-4700

Facsimile: 972-934-4785

29

With a copy to:

Haynes and Boone, LLP

2323 Victory Avenue, Suite 700

Dallas, Texas 75219

Attention: Darrel Rice

Telephone: 214-651-5969

Facsimile: 214-200-0664

Email:   darrel.rice@haynesboone.com

or at such other address as the party to be served with notice may have furnished in writing to the party seeking or desiring to serve notice as a place for the service of notice.

17.17	Waiver of Jury Trial.

BORROWER AND LENDER EACH WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS OR RELATING THERETO OR ARISING FROM THE LENDING RELATIONSHIP WHICH IS THE SUBJECT OF THIS AGREEMENT AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

17.18	No Oral Agreements.

THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Signature page follows.]

30

EXECUTED as of the date first set forth above.

BORROWER:

FIRST FOUNDATION INC.

By:	/S/ JOHN MICHEL
Name: John Michel
Title: Chief Financial Officer

LENDER:

NEXBANK SSB

By:	/S/ MATT SIEKIELSKI
Name: Matt Siekielski
Title: Chief Operating Officer

31

EXHIBIT A

Certificate of Compliance

NexBank SSB

2515 McKinney Avenue, Suite 1100

Dallas, Texas 75201

Attn: First Foundation Inc.

Re: Loan Agreement dated as of April 19, 2013 (as amended, modified, supplemented, restated, or renewed, from time to time, the “Agreement”), between FIRST FOUNDATION INC. (“Borrower”) and NEXBANK SSB (“Lender”).

Reference is made to the Agreement. Capitalized terms used in this Certificate (including schedules and other attachments hereto, this “Certificate”) without definition have the meanings specified in the Agreement.

Pursuant to applicable provisions of the Agreement, the undersigned, being the Authorized Representative designated in the Agreement, hereby certifies to the Lender that the information furnished in the attached schedules, including, without limitation, each of the calculations listed below are true, correct and complete in all material respects as of the last day of the fiscal periods subject to the financial statements and associated covenants being delivered to the Lender pursuant to the Agreement together with this Certificate (such statements the “Financial Statements” and the periods covered thereby the “reporting period”) and for such reporting periods.

The undersigned hereby further certifies to the Lender that:

1.         Compliance with Financial Covenants. As shown below, the Borrower or the Bank, as applicable, is in full compliance with the Financial Covenants contained in the Agreement. All covenants are expressed as a percentage.

[Note to preparer. The following Financial Covenants are provided as illustration. The actual Financial Covenants must be obtained from the Agreement]

A.	Covenant: Classified Assets to Tier 1 Capital Ratio of no greater than 50.0% tested quarterly

Calculation:

Classified Assets to Tier 1 Capital Ratio = Classified Assets / (Tier 1 Capital + Allowance for Loan and Lease Losses)

Classified Assets to Tier 1 Capital Ratio of                                                          as of                         .

[Borrower to include specific calculation based upon formula outlined in Agreement]

Compliance? (Yes or No)

32

B.	Covenant: Non-Performing Assets to Net Capital Ratio of less than 40% tested quarterly

Calculation:

Non-Performing Assets to Net Capital Ratio = (Total Non-Accrual Loans + Other Real Estate Owned of such Person) / ((Total Capital + unrealized losses (gains) on securities + Allowance for Loan and Lease Losses) - (Intangible Assets))

Non-Performing Assets to Net Capital Ratio of                                                         as of                         .

[Borrower to include specific calculation based upon formula outlined in Agreement]

Compliance? (Yes or No)

C.	Covenant: Leverage Ratio of not less than 5.0% tested quarterly

Calculation:

Leverage Ratio = Tier 1 Capital / Average Total Assets

Leverage Ratio of                                                         as of                         .

[Borrower to include specific calculation based upon formula outlined in Agreement]

Compliance? (Yes or No)

D.	Covenant: Fixed Charge Coverage Ratio of less than 1.50 to 1.0 tested quarterly

Calculation:

Fixed Charge Coverage Ratio = EBITDA / Fixed Charges

Fixed Charge Coverage Ratio of               for the 12 month period ending                         .

[Borrower to include specific calculation based upon formula outlined in Agreement]

Compliance? (Yes or No)

E.	Covenant: Total Risk-Based Capital Ratio of 10.0% or greater tested quarterly

Calculation:

Total Risk-Based Capital Ratio = (Tier 1 Capital + Tier 2 Capital) / Total Risk-Weighted Assets

Total Risk-Based Capital Ratio of                as of                         .

[Borrower to include specific calculation based upon formula outlined in Agreement]

2

Compliance? (Yes or No)

F.	Covenant: Minimum Liquidity of at least $1,000,000 tested quarterly

Minimum Liquidity of                                for the quarterly period ending                           .

[Borrower to include specific calculation based upon formula outlined in Agreement]

Compliance? (Yes or No)

G.	Covenant: Bank shall at all times maintain at least $2,500,000 in the Depository Account

Borrower has                                         on deposit in the Depository Account for the quarterly period ending                                        .

Compliance? (Yes or No)

2.          Review of Condition. The undersigned has reviewed the terms of the Loan Documents, including, but not limited to, the representations and warranties of the Borrower set forth in the Loan Documents and the covenants of the Borrower set forth in the Loan Documents, and has made, or caused to be made under his or her supervision, a review in reasonable detail of the transactions and condition of the Borrower through the reporting periods.

3.          Representations and Warranties. The representations and warranties of the Borrower contained in the Loan Documents, including those contained in the Agreement, are true and accurate in all material respects as of the date hereof and were true and accurate in all material respects at all times during the reporting period except as expressly noted on Schedule A hereto.

4.          Covenants. During the reporting period, the Borrower observed and performed all of the respective covenants and other agreements under the Loan Documents, and satisfied each of the conditions contained therein to be observed, performed or satisfied by the Borrower, except as expressly noted on Schedule A hereto.

5.          No Event of Default. No Event of Default exists as of the date hereof or existed at any time during the reporting period, except as expressly noted on Schedule A hereto.

IN WITNESS WHEREOF, this Certificate is executed by the undersigned this ____ day of ________.

FIRST FOUNDATION INC.

By:
Authorized Representative

3

SCHEDULE 11.1(b)

Indebtedness

None.

4

SCHEDULE 11.2(b)

Liens

None.

5

PROMISSORY NOTE

U.S. $7,500,000	As of April 19, 2013

FOR VALUE RECEIVED, FIRST FOUNDATION INC., a California corporation, having an address at 18101 Von Karman Ave., Suite 700, Irvine, California 92612 (“Maker”), hereby promises to pay to the order of NEXBANK SSB (“Payee”), at its address at 2515 McKinney Avenue, Suite 1100, Dallas, Texas 75201 or such other address as it may designate in writing, the principal sum of Seven Million Five Hundred Thousand and NO/100 Dollars ($7,500,000), or, if less, the unpaid principal amount of the Loan, and interest from the date hereof on the balance of principal from time to time outstanding, in United States currency, at the rates and at the times hereinafter described.

This Promissory Note (this “Note”) is issued by Maker pursuant to that certain Loan Agreement of even date herewith (the “Loan Agreement”) entered into between Payee and Maker. This Note evidences the Loan (as defined in the Loan Agreement), in the principal amount of $7,500,000, being made concurrently herewith by Payee to Maker. Payment of this Note is governed by the Loan Agreement, the terms of which are incorporated herein by express reference as if fully set forth herein. In the event of any conflict between any of the terms and provisions of this Note and the terms or provisions of the Loan Agreement, the terms and provisions of the Loan Agreement shall control. Capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

1.         Principal and Interest.

(a)         The maximum aggregate principal amount of this Note shall not exceed Seven Million Five Hundred Thousand Dollars ($7,500,000). No principal amount repaid may be reborrowed. All principal, interest and other sums due under this Note shall be due and payable in full on the Maturity Date

(b)         Subject to Section 1(c) below, the unpaid principal amount of this Note shall bear interest at the Note Rate, unless the Default Rate becomes applicable. Interest shall be calculated for the actual number of days elapsed on the basis of a 365-day year, including the first date of the applicable period to, but not including, the date of repayment. The Loan shall bear interest at the Default Rate upon the occurrence and during the continuance of an Event of Default; provided, however, that, upon the cure or other cessation of the Event of Default, interest shall thereafter accrue at the Note Rate.

(c)         Principal shall be paid in monthly installments, each in the amount of sixty-two thousand five hundred dollars ($62,500), together accrued but unpaid interest, commencing on June 1, 2013 and continuing on each Payment Date thereafter, until the Maturity Date or, if the Maturity Date of this Note is accelerated to any earlier date by Lender pursuant to Section 16.1(a) of the Loan Agreement, then until such earlier date, when the principal amount of this Note then outstanding, and all accrued but unpaid interest thereon shall be due and payable in full. All payments (whether of principal or of interest) shall be deemed credited to Borrower’s account only if received by 2:00 p.m. Dallas time on a Business Day; otherwise, such payment shall be deemed received on the next Business Day.

(d)         Notwithstanding anything in this Note to the contrary, Maker shall have the right, in its sole discretion, to prepay the unpaid principal balance of this Note at any time in whole or from time to time in part, without penalty, premium or other charge whatsoever, and on the terms and conditions set forth in Section 4.4 of the Loan Agreement.

1

2.         Maximum Lawful Rate. It is the intent of Maker and Payee to conform to and contract in strict compliance with applicable usury law from time to time in effect. In no way, nor in any event or contingency (including but not limited to prepayment, default, demand for payment, or acceleration of the maturity of any obligation), shall the rate of interest taken, reserved, contacted for, charged or received under this Note and the other Loan Documents exceed the highest lawful interest rate permitted under applicable law. If Lender shall ever receive anything of value which is characterized as interest under applicable law and which would apart from this provision be in excess of the highest lawful interest rate permitted under applicable law, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on the Loan in the inverse order of its maturity and not to the payment of interest, or refunded to the Borrower or the other payor thereof if and to the extent such amount which would have been excessive exceeds such unpaid principal. All interest paid or agreed to be paid to the holder hereof shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full stated term (including any renewal or extension) of the Loan so that the amount of interest on account of such obligation does not exceed the maximum permitted by applicable law. As used in this Section, the term “applicable law” shall mean the laws of the State of Texas or the federal laws of the United States, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.

3.         Monthly Payments. Subject to any applicable grace periods set forth in the Loan Agreement, all payments on account of the indebtedness evidenced by this Note shall be made to Payee not later than 2:00 p.m. Dallas, Texas time on the day when due, or if such day is other than a Business Day, then on the next succeeding Business Day, in lawful money of the United States and shall be first applied to the payment of late charges, costs of collection or enforcement and other similar amounts due, if any, under this Note as and to the extent provided in the Loan Agreement, then to accrued but unpaid interest payable hereunder and the remainder to reduce the principal amount of this Note then outstanding.

4.         Maturity Date. The indebtedness evidenced hereby shall mature on the Maturity Date, or if the Maturity Date of this Note is accelerated to any earlier date by Lender pursuant to Section 16.1(a) of the Loan Agreement, then on such earlier date. On the Maturity Date, or such earlier date, as the case may be, the entire outstanding principal balance hereof, together with accrued and unpaid interest and all other sums evidenced by this Note, shall, if not sooner paid, become due and payable.

5.         General Provisions.

(a)         In the event (i) the principal balance hereof is not paid when due, whether upon acceleration or the Maturity Date or (ii) an Event of Default occurs, then the principal balance hereof shall thereafter bear interest at the Default Rate until such date, if any, on which the Event of Default is cured or otherwise ceases, at which time any remaining principal balance shall again bear interest at the Note Rate. In addition, for any installment (exclusive of the payment due upon the Maturity Date) which is not paid by the tenth (10th ) day following the due date thereof a late charge equal to five percent (5%) of the amount of such installment shall be due and payable to the holder of this Note on demand to cover the extra expense involved in handling delinquent payments.

(b)         Maker agrees that the obligation evidenced by this Note is an exempt transaction under the Truth-in-Lending Act, 15 U.S.C. § 1601, et seq.

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(c)         This Note and all provisions hereof shall be binding upon Maker and all persons claiming under or through Maker, and shall inure to the benefit of Payee, together with its successors and Permitted Assigns.

(d)         Time is of the essence as to all dates set forth herein.

(e)         To the fullest extent permitted by applicable law, except as may be agreed in writing by Payee or as may be set forth to the contrary in the Loan Agreement or the other Loan Documents, Maker’s liability shall not be in any manner affected by any indulgence, extension of time, or renewal, granted or consented to by Payee.

(f)         To the fullest extent permitted by applicable Law, Maker hereby waives and renounces for itself, its successors and assigns, all rights to the benefits of any statute of limitations and any moratorium, reinstatement, marshaling, forbearance, valuation, stay, extension, redemption, appraisement, or exemption and homestead laws now provided, or which may hereafter be provided, by the laws of the United States and of any state thereof against the enforcement and collection of the obligations evidenced by this Note.

(g)         If this Note is placed in the hands of attorneys for collection or is collected through any legal proceedings, Maker promises and agrees to pay, in addition to the principal, interest and other sums due and payable hereon, all reasonable costs incurred by Lender to collect, or attempt to collect this Note, including all reasonable attorneys’ fees and disbursements actually incurred by the Lender.

(h)         To the fullest extent permitted by applicable law, except as otherwise provided in the Loan Agreement or any of the other Loan Documents, (i) all parties now or hereafter liable with respect to this Note, whether Maker, principal, surety, guarantor, endorsee or otherwise hereby severally waive presentment for payment, demand, notice of nonpayment or dishonor, protest and notice of protest, and (ii) no failure to accelerate the indebtedness evidenced hereby, acceptance of a past due installment following the expiration of any cure period provided by this Note, any Loan Document or applicable law, or indulgences granted from time to time shall be construed (A) as a novation of this Note or as a reinstatement of the indebtedness evidenced hereby or as a waiver of such right of acceleration or of the right of Payee thereafter to insist upon strict compliance with the terms of this Note, or (B) to prevent the exercise of such right of acceleration or any other right granted hereunder or by the laws of the State.

(i)         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

(j)         THIS NOTE AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Signature page follows.]

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Maker has delivered this Note as of the day and year first set forth above.

MAKER:

FIRST FOUNDATION INC.,
a California corporation

By:	/S/ JOHN MICHEL
Name: John Michel
Title: Chief Financial Officer

Signature Page to
Promissory Note

PLEDGE AND SECURITY AGREEMENT

dated as of April 19, 2013

between

First Foundation, Inc., as Grantor

and

NEXBANK SSB, as Lender

PLEDGE AND SECURITY AGREEMENT

This PLEDGE AND SECURITY AGREEMENT, dated as of April 19, 2013 (as it may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), by and among First Foundation, Inc., a California corporation (the “Borrower” or “Grantor”), and NexBank, SSB, as lender (together with its successors and permitted assigns, the “Lender”).

RECITALS:

WHEREAS, reference is made to that certain Loan Agreement, dated as of the date hereof (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and between Borrower and Lender;

WHEREAS, in consideration of the extensions of credit and other accommodations of Lender as set forth in the Loan Agreement, Grantor has agreed to secure Grantor’s obligations under the Loan Documents as set forth herein; and

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, Grantor and Lender agree as follows:

SECTION 1. DEFINITIONS; GRANT OF SECURITY.

1.1	General Definitions. In this Agreement, the following terms shall have the following meanings:

“Agreement” shall have the meaning set forth in the preamble.

“Borrower” shall have the meaning set forth in the preamble.

“Cash Proceeds” shall have the meaning assigned in Section 9.6.

“Change of Control Laws” shall mean all U.S. federal and state laws and regulations which govern or impose conditions, requirements or restrictions on changes in the ownership of FDIC insured banks, including the Change in Bank Control Act of 1978, as amended, the BHCA and Regulation Y under the Federal Reserve Act.

“Collateral” shall have the meaning assigned in Section 2.1.

“Collateral Account” shall mean any account established by the Lender for the purpose of holding any Pledged Stock pursuant to and in accordance with the terms and provisions of this Agreement.

“Collateral Records” shall mean books, records, files, and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary in the collection thereof or realization thereupon.

“Control” shall mean: with respect to any Certificated Security, control within the meaning of Section 8-106(a) or (b) of the UCC.

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“FFB” means First Foundation Bank, a California state chartered and FDIC insured bank, which is the issuer of the Pledged Shares and a wholly-owned subsidiary of Grantor.

“Grantor” shall have the meaning set forth in the preamble.

“Insurance” shall mean all insurance policies covering any or all of the Collateral (regardless of whether the Lender is the loss payee thereof).

“Lender” shall have the meaning set forth in the preamble.

“Loan Agreement” shall have the meaning set forth in the recitals.

“Pledge Supplement” shall mean any supplement to this Agreement in substantially the form of Exhibit A.

“Pledged Stock” and “Pledged Shares” shall each mean all shares of capital stock of FFB owned by Grantor, including, without limitation, all shares of capital stock described on Schedule 5.2(I) under the heading “Pledged Stock” (as such schedule may be amended or supplemented from time to time by mutual written agreement of the parties hereto), and the certificates, if any, representing such shares and any interest of Grantor in the entries on the books of the issuer of such shares , and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares.

“Secured Obligations” shall have the meaning assigned in Section 3.1.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and any successor statute thereto.

“To Transfer” and any other term or phrase of similar import shall mean and include: to sell, assign, pledge, lease, license (on an exclusive or nonexclusive basis) or otherwise dispose of the Collateral, or any interest therein, whether in whole or in part, unless the context in which such term or phrase is used indicates otherwise.

“Transfer” shall mean, when used as a noun, a transfer, sale, assignment, lease, license or other disposition of the Collateral, or any interest therein, whether in whole or in part.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of Texas; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of, or remedies with respect to, any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of Texas, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such perfection, priority or remedies.

“United States” or “U.S.” shall mean the United States of America.

1.2	Definitions; Interpretation.

(a)         In this Agreement, the following capitalized terms shall have the meaning given to them in the UCC (and, if defined in more than one Article of the UCC, shall have the meaning given in Article 9 thereof): Certificated Security, Money, Proceeds, and Supporting Obligations.

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(b)         All other capitalized terms used herein (including the preamble and recitals hereto) and not otherwise defined herein shall have the meanings ascribed thereto in the UCC or Loan Agreement, as applicable. The incorporation by reference of terms defined in the Loan Agreement shall survive any termination of the Loan Agreement until this Agreement is terminated as provided in Section 10 hereof. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. If any conflict or inconsistency exists between this Agreement and the Loan Agreement, the Loan Agreement shall govern. All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.

SECTION 2. GRANT OF SECURITY.

2.1         Grant of Security. The Grantor hereby grants to the Lender a security interest in and continuing lien on all of Grantor’s right, title and interest in, to and under the following personal property of the Grantor, in each case whether now or hereafter existing or in which the Grantor now has or hereafter acquires an interest and wherever the same may be located (all of which being hereinafter collectively referred to as the “Collateral”):

(a)         Pledged Stock;

(b)         to the extent not otherwise included above, all Collateral Records and Supporting Obligations relating to the Pledged Stock; and

(c)         to the extent not otherwise included above, all Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing.

SECTION 3. SECURITY FOR OBLIGATIONS; GRANTOR REMAINS LIABLE.

3.1         Security for Obligations. This Agreement secures, and the Collateral is collateral security for, the prompt and complete payment or performance in full when due, whether at stated maturity, or by acceleration or demand as provided in the Loan Agreement (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. §362(a) (and any successor provision thereof)), of all Obligations of Grantor arising under the Loan Documents (the “Secured Obligations”).

3.2         Continuing Liability Under Collateral. Notwithstanding anything herein to the contrary, (i) Grantor shall remain liable for all obligations under the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Lender, (ii) Grantor shall remain liable under each of the agreements included in the Collateral, including, without limitation, any agreements relating to Pledged Stock, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and the Lender shall have no obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto nor shall the Lender have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, including, without limitation, any agreements relating to Pledged Stock, and (iii) the exercise by the Lender of any of its rights hereunder shall not release Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral.

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SECTION 4. CERTAIN PERFECTION REQUIREMENTS

4.1         Delivery Requirements. With respect to any Certificated Securities included in the Collateral, Grantor shall deliver to the Lender the Security Certificates evidencing such Certificated Securities duly indorsed by an effective endorsement (within the meaning of Section 8-107 of the UCC), or accompanied by share transfer powers or other instruments of transfer duly endorsed by such an effective endorsement, in each case, to the Lender or in blank.

4.2         Reserved.

4.3         Timing and Notice. With respect to any Collateral in existence on the date hereof, Grantor shall comply with the requirements of Section 4 on the date hereof and, with respect to any Collateral hereafter owned or acquired, Grantor shall comply with such requirements within 30 (thirty) days of Grantor acquiring rights therein. Grantor shall promptly inform the Lender of its acquisition of any Collateral for which any action is required by Section 4 hereof.

SECTION 5. REPRESENTATIONS AND WARRANTIES. Grantor hereby represents and warrants, on the Closing Date and on each Credit Date, that:

5.1	Grantor Information and Status.

(a)         Schedule 5.1(A) and (B) sets forth, as of the Effective Date, under the appropriate headings: (1) the full legal name of Grantor, (2) all trade names or other names under which Grantor currently conducts business, (3) the type of organization of Grantor, (4) the jurisdiction of organization of Grantor, (5) its organizational identification number, if any, and (6) the jurisdiction where the chief executive office or its principal place of business (or the principal residence if Grantor is a natural person) is located.

(b)         Except as provided on Schedule 5.1(C), it has not changed its name, jurisdiction of organization or its corporate structure in any way (e.g., by merger, consolidation, change in corporate form or otherwise) and has not done business under any other name, in each case, within the past five (5) years;

(c)         It has been duly organized and is validly existing as an entity of the type as set forth opposite its name on Schedule 5.1(A) solely under the laws of the jurisdiction as set forth opposite its name on Schedule 5.1(A) and remains duly existing as such. It has not filed any certificates of dissolution or liquidation, any certificates of domestication, transfer or continuance in any other jurisdiction; and

(d)         Grantor is not a “transmitting utility” (as defined in Section 9-102(a)(80) of the UCC).

5.2	Collateral Identification, Special Collateral.

(e)         Schedule 5.2 sets forth as of the Closing Date under the appropriate headings all of Grantor’s Pledged Stock;

(f)         none of the Collateral constitutes, or is the Proceeds of, (1) Farm Products, (2) As-Extracted Collateral, (3) Manufactured Homes, (4) timber to be cut, or (5) aircraft, aircraft engines, satellites, ships or railroad rolling stock; and

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(g)         All information supplied in writing by Grantor to Lender with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects.

5.3         Ownership of Collateral and Absence of Other Liens. It owns the Collateral purported to be owned by it or otherwise has the rights it purports to have in each item of Collateral and, as to all Collateral whether now existing or hereafter acquired, developed or created , will continue to own or have such rights in each item of the Collateral (except as otherwise permitted by the Loan Agreement), in each case free and clear of any and all Liens, rights or claims of all other Persons, including, without limitation, liens arising as a result of Grantor becoming bound (as a result of merger or otherwise) as debtor under a security agreement entered into by another Person other than, in the case of priority only, any Permitted Liens.

5.4	Status of Security Interest.

(a)         upon the filing of financing statements naming Grantor as “debtor” and the Lender as “secured party” and describing the Collateral in the filing offices set forth opposite Grantor’s name on Schedule 5.4 hereof (as such schedule may be amended or supplemented from time to time), the security interest of the Lender in all Collateral that can be perfected by the filing of a financing statement under the Uniform Commercial Code as in effect in the jurisdiction where such filing is made will constitute a valid, perfected, first priority Lien subject, in the case of priority only, to any Permitted Liens with respect to Collateral. This Agreement is effective to establish the Lender’s Control of the Collateral subject thereto; and

(b)         no authorization, consent, approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or any other Person is required for either (i) the pledge or grant by Grantor of the Liens purported to be created in favor of the Lender hereunder or (ii) the exercise by Lender of any rights or remedies in respect of any Collateral (whether specifically granted or created hereunder or created or provided for by applicable law), except (A) for the filings contemplated by clause (a) above, (B) those that have been obtained prior to the date of determination, (C) as may be required, in connection with the disposition of any Pledged Stock, by laws generally affecting the offering and sale of Securities, and (D) as may be required in connection with the exercise of voting and consensual rights with respect to, and any Transfer of any of the Pledged Shares, under applicable Change of Control Laws.

5.5	Reserved.

5.6	Pledged Stock.

(a)         it is the record and beneficial owner of the Pledged Stock free of all Liens, rights or claims of other Persons and there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Stock;

(b)         no consent of any Person including any other general or limited partner, any other member of a limited liability company, any other shareholder or any other trust beneficiary is necessary in connection with the creation, perfection or first priority status of the security interest of the Lender in any Pledged Stock or, except as otherwise provided in Section 5.4(b), or the exercise by the Lender of the voting or other rights provided for in this Agreement or the exercise of remedies in respect thereof except such consents as have been obtained.

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SECTION 6. COVENANTS AND AGREEMENTS. Grantor hereby covenants and agrees that:

6.1         Grantor Information and Status. Without limiting any prohibitions or restrictions on mergers or other transactions set forth in the Loan Agreement, it shall not change Grantor’s name, identity, corporate structure (e.g. by merger, consolidation, change in corporate form or otherwise), principal place of business chief executive office, organizational identification number, type of organization or jurisdiction of organization unless it shall have (a) notified the Lender in writing at least ten (10) days prior to any such change or establishment, identifying such new proposed name, identity, corporate structure, principal place of business, chief executive office, jurisdiction of organization or trade name and providing such other information in connection therewith as the Lender may reasonably request and (b) taken all reasonable actions necessary to maintain the continuous validity, perfection and the same or better priority of the Lender’s security interest in the Collateral granted or intended to be granted and agreed to hereby, which in the case of any merger or other change in corporate structure shall include, without limitation, executing and delivering to the Lender a completed Pledge Supplement together with all Supplements to Schedules thereto, upon completion of such merger or other change in corporate structure confirming the grant of the security interest hereunder.

6.2	Ownership of Collateral and Absence of Other Liens.

(a)         except for the security interest created by this Agreement, it shall not create or suffer to exist any Lien upon or with respect to any of the Collateral, other than Permitted Liens, and Grantor shall defend the Collateral against all Persons at any time reasonably claiming any interest therein;

(b)         upon Grantor, or its Chief Executive Officer or Chief Financial Officer, obtaining knowledge thereof, it shall promptly notify the Lender in writing of any event that could reasonably be expected to diminish the value of the Collateral or any portion thereof (other than changes in FFB’s operating results or financial condition, or cash flows that are disclosed in the Financial Statements required to be delivered by Grantor to Lender pursuant to Section 10.1(a) of the Loan Agreement), the ability of Grantor or the Lender to dispose of the Collateral or any portion thereof, or the rights and remedies of the Lender in relation thereto, including, without limitation, the levy of any legal process against the Collateral or any portion thereof; and

(c)         Grantor shall not Transfer (by operation of law or otherwise) or exclusively license to another Person any Collateral except as otherwise permitted by this Agreement or the Loan Agreement.

6.3	Status of Security Interest.

(a)         Grantor shall maintain the security interest of the Lender hereunder in all Collateral as valid, perfected, first priority Liens (subject to Permitted Liens).

(b)         Notwithstanding the foregoing, Grantor shall not be required to take any action to perfect any Collateral to the extent that (i) the Grantor, in consultation with the Lender, reasonably determines that the cost of obtaining a security interest in such Collateral exceeds the practical benefit thereof to the Lender, or (ii) if such action pursuant to Section 6.3(a) is necessitated as a result of any act of Lender.

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6.4	Pledged Stock.

(a)         except as provided in the next sentence, in the event Grantor receives any dividends, interest or distributions on any Pledged Stock , upon the merger, consolidation, liquidation or dissolution of any issuer of any Pledged Stock, then (i) such dividends, interest or distributions and securities or other property shall be included in the definition of Collateral without further action and (ii) Grantor shall promptly take all steps, if any, necessary to ensure the validity, perfection, priority and, if applicable, control of the Lender over such Pledged Stock and pending any such action Grantor shall be deemed to hold such dividends, interest, distributions, securities or other property in trust for the benefit of the Lender and shall segregate such dividends, distributions, Securities or other property from all other property of Grantor. Notwithstanding the foregoing or anything to the contrary that may be contained elsewhere in this Agreement or under applicable law, unless an Event of Default has occurred and is continuing, there shall be no restriction under this Agreement, the Loan Agreement or the other Loan Documents on the declaration or payment of cash dividends or distributions by the Issuer to Grantor and Grantor shall be entitled to retain all cash dividends and distributions that are paid by the issuer and all scheduled payments of interest;

(b)         Voting.

(i)           So long as no Event of Default shall have occurred and be continuing, Grantor shall be entitled, in its sole and absolute discretion, to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Pledged Stock or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Loan Agreement; and

(ii)           Upon the occurrence and during the continuance of an Event of Default:

(1)         subject to compliance by Lender with any applicable Change of Control Laws, all rights of Grantor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall upon notice from the Lender cease and all such rights shall thereupon become vested in the Lender who shall thereupon have the sole right to exercise such voting and other consensual rights; provided, however, that upon cure or other cessation of any Event of Default, all rights of Grantor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to paragraph 6.4(b)(i) above shall immediately revert to Grantor; and

(2)         in order to permit the Lender to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder, upon compliance by Lender with any applicable Change of Control Laws: (x) Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Lender all proxies, dividend payment orders and other instruments as the Lender may from time to time reasonably request and (y) Grantor shall acknowledge that Lender may utilize the power of attorney set forth in Section 8.1.

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SECTION 7. FURTHER ASSURANCES; ADDITIONAL GRANTORS.

7.1	Further Assurances.

(a)         Grantor agrees that from time to time, at the expense of Grantor, that it shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary, or that the Lender may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby or to enable the Lender to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

(b)         Grantor hereby authorizes the Lender to file, at Lender’s sole expense, a Record or Records, including, without limitation, financing or continuation statements and amendments and supplements to any of the foregoing, in any jurisdictions and with any filing offices as the Lender may determine, in its sole discretion, are necessary to perfect or otherwise protect the security interest granted to the Lender herein. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Lender may determine, in its sole discretion, is necessary to ensure the perfection of the security interest in the Collateral granted to the Lender herein.

SECTION 8.         LENDER APPOINTED ATTORNEY-IN-FACT.

8.1         Power of Attorney. Grantor hereby irrevocably appoints the Lender (such appointment being coupled with an interest), effective on the occurrence and during the continuance of an Event of Default, as Grantor’s attorney-in-fact, with full authority in the place and stead of Grantor and in the name of Grantor, the Lender or otherwise, from time to time in the Lender’s discretion to take any action and to execute any instrument that the Lender may deem reasonably necessary to accomplish the purposes of this Agreement, including, without limitation, the following:

(a)         upon the occurrence and during the continuance of any Event of Default, to obtain insurance required to be maintained by Grantor or paid to the Lender pursuant to the Loan Agreement, if and to the extent Grantor has allowed the insurance to lapse or such insurance has otherwise been terminated;

(b)         upon the occurrence and during the continuance of any Event of Default, to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(c)         upon the occurrence and during the continuance of any Event of Default, to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (b) above;

(d)         upon the occurrence and during the continuance of any Event of Default, to file any claims or take any reasonable action or institute any proceedings that the Lender may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Lender with respect to any of the Collateral;

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(e)         upon the occurrence and during the continuance of any Event of Default, to take or cause to be taken all reasonable actions necessary to perform or comply or cause performance or compliance with the terms of this Agreement, including, without limitation, access to pay or discharge taxes or Liens (other than Permitted Liens) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Lender in its reasonable discretion, any such payments made by the Lender to become obligations of Grantor to the Lender, due and payable within ten (10) days after Lender has given Grantor written notice thereof, setting forth such taxes and Liens and the amounts paid by Lender to discharge same; and

(f)         upon the occurrence and during the continuance of any Event of Default, subject to the provisions of Section 9.1(b) and Section 9.1(e) below, generally to Transfer or make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Lender were the absolute owner thereof for all purposes, and to do, at the Lender’s option and Grantor’s expense, at any time or from time to time, all acts and things that the Lender deems reasonably necessary to protect, preserve or realize upon the Collateral and the Lender’s security interest therein in order to effect the intent of this Agreement, all as fully and effectively as Grantor might do, in each case, subject, however, to compliance with any applicable Change in Control Laws by Lender and by any Person to whom Lender may Transfer the Collateral, in whole or part.

8.2          No Duty on the Part of Lender. The powers conferred on the Lender hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon the Lender to exercise any such powers. The Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Lender nor any of its officers, directors, employees or agents shall be responsible to Grantor for any act or failure to act hereunder, except for their own gross negligence bad faith or willful misconduct.

8.3         Effect of Cure or other Cessation of Event of Default. Upon the cure or other cessation of any Event of Default, the rights, powers and authority of Lender under the Power of Attorney, as set forth above in this Section 8, shall cease and all such rights, power and authority shall thereupon revert to Grantor to the same extent as if no Event of Default had occurred.

SECTION 9.         REMEDIES.

9.1	Generally.

(a)         If any Event of Default shall have occurred and for so long as it is continuing, the Lender may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it at law or in equity, all the rights and remedies of the Lender on default under the UCC (whether or not the UCC applies to the affected Collateral) to collect, enforce or satisfy any Secured Obligations then owing, whether by acceleration or otherwise, and also may pursue any of the following separately, successively or simultaneously, subject, however, to compliance with any applicable Change in Control Laws by Lender and by any Person to whom Lender may Transfer the Collateral, in whole or part:

(i)         require Grantor to, and Grantor hereby agrees that it shall at its expense and promptly upon request of the Lender forthwith, assemble all or part of the Collateral in the Possession of Grantor as directed by the Lender and make it available to the Lender at a place to be designated by the Lender that is reasonably convenient to both parties;

(ii)         prior to the Transfer of the Collateral, prepare the Collateral for Transfer in such manner to the extent the Lender reasonably deems necessary; and

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(iii)         without notice except as specified below or under the UCC, Transfer the Collateral (including licensing the Collateral on an exclusive or nonexclusive basis) or any part thereof in one or more parcels at public or private sale, at any of the Lender’s offices, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as are commercially reasonable, subject, however, to compliance with any applicable Change in Control Laws by Lender and by any Person to whom Lender may Transfer the Collateral, in whole or par.

(b)         The Lender may be the purchaser of any or all of the Collateral at any public sale or at any private sale, but only if and to the extent the portion of the Collateral being privately sold is of a kind that is customarily sold on a recognized market or the subject of widely distributed standard price quotations (a “Permitted Private Sale”) in accordance with the UCC and the Lender shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale or Permitted Private Sale made in accordance with the UCC, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by the Lender at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Grantor, except for a ten (10) day right of redemption by Grantor, and Grantor hereby waives (to the extent permitted by applicable law) all other rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Grantor and Lender agree that Lender shall provide at least twenty (20) days’ prior written notice to Grantor of the time and place of any public sale or Permitted Private Sale is to be made and the same shall constitute reasonable notification. The Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Lender may adjourn any public or Permitted Private Sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Due to the nature of the Collateral, Lender and Grantor agree that it would not be commercially reasonable for the Lender to Transfer the Collateral or any portion thereof by using Internet sites that provide for the auction of assets. Grantor hereby waives any claims against the Lender arising by reason of the fact that the price at which any Collateral may have been sold at such a Permitted Private Sale was less than the price which might have been obtained at a public sale provided that such Permitted Private Sale is conducted in a commercially reasonable manner. If the proceeds of any such sale or other Transfer of the Collateral are insufficient to pay all the Secured Obligations, Grantor shall be liable for the deficiency and the reasonable fees of any attorneys employed by the Lender to collect such deficiency. On the other hand, if the proceeds of any such sale or other Transfer of the Collateral exceeds the aggregate amount of the Secured Obligations (such excess, a “Surplus”), Lender shall be liable to the Grantor for such Surplus.

(c)         The Lender may sell the Collateral without giving any warranties as to the Collateral. The Lender may specifically disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(d)         The Lender shall have no obligation to marshal any of the Collateral.

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(e)          Notwithstanding the foregoing, however, or any other provision in this Agreement to the contrary, any sale or other Transfer of the Collateral, in whole or in part, by or on behalf of Lender pursuant to either this Section 9 or any other provision of this Agreement shall not be effective and shall not confer any ownership, voting, consensual or other rights in or to or under any of the Collateral to any Person (including Lender), unless such sale or other Transfer is made in compliance with (i) any applicable provisions of the Change in Control Laws and (ii) any applicable provisions of the Securities Act and any applicable state securities laws (and, any Transfer made in compliance therewith, shall sometimes be referred to as a “Permitted Transfer”).

9.2         Application of Proceeds. Except as expressly provided elsewhere in this Agreement, all proceeds received by the Lender upon the occurrence and during the continuance of an Event of Default which has not otherwise been waived, and the maturity of the Obligations shall have been accelerated pursuant to Section 16.1 of the Loan Agreement and in respect of any Permitted Transfer, or any collection from or other realization upon all or any part of the Collateral shall be applied in full or in part by the Lender against, the Secured Obligations in the following order of priority: first, to the payment of all documented out-of-pocket reasonable costs and expenses of such sale, collection or other realization, including reasonable attorney fees, and all other documented reasonable expenses incurred and advances made by the Lender in connection therewith, and all amounts for which the Lender is entitled to indemnification hereunder, and to the payment of all documented reasonable costs and expenses paid or incurred by the Lender in connection with the exercise of any right or remedy hereunder as and to the extent provided for in and all in accordance with the terms of the Loan Agreement; second, to the payment of all other Secured Obligations; and third,, to the payment to or upon the order of the Grantor or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct. In the event of any Surplus, however, Lender shall promptly, but in any event within five (5) days of the receipt of the proceeds by Lender, pay over such Surplus to Grantor without offset or deduction.

9.3         Pledged Stock. Grantor recognizes that if Lender conducts any sale or sales of any of the Pledged Stock comprising the Collateral following the occurrence and during the continuance of any Event of Default, then, unless such sale or sales are first registered under the Securities Act and qualified under any applicable state securities laws, the Lender may be compelled to conduct such sale or sales in compliance with the applicable provisions of Section 4(2) and/or Regulation D under the Securities Act and to limit such sales to purchasers who agree in writing, among other things, to acquire the Pledged Stock for their own account, for investment and not with a view to the distribution or resale thereof, as well as to comply with any applicable Change of Control Laws. Grantor acknowledges that any such private sale may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, Grantor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner, provided that such private sale is conducted in a manner and by means of efforts materially consistent with private or limited offerings of securities generally, that are made in reliance on the exemptions from registration provided by Section 4(2) of or Regulation D under the Securities Act, and that the Lender shall have no obligation to engage in public sales and no obligation to delay the sale of any Pledged Stock for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws. Lender agrees that Grantor shall have no obligation to register or qualify any of the Pledged Shares under the Securities Act or any state securities laws.

SECTION 10. CONTINUING SECURITY INTEREST; TRANSFER OF LOANS; TERMINATION OF SECURITY INTEREST.

10.1         Assignment of Security Interest in the Collateral. This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect and shall be binding upon Grantor, its successors and Permitted Assigns, and inure, together with the rights and remedies of the Lender hereunder, to the benefit of the Lender and its successors and Permitted Assigns, until the payment in full of all Secured Obligations (other than contingent obligations that survive the termination of the Loan Agreement). Without limiting the generality of the foregoing, Lender may assign or otherwise transfer the Loan to any other Person, if and to the extent permitted by the express terms of the Loan Agreement (such Person, a “Permitted Assign”), and such Permitted Assign shall thereupon become vested with all the benefits in respect thereof granted to Lender herein.

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10.2         Termination of Security Interest. Release of Security Interest and Return of Collateral to Grantor. Upon the payment in full of all Secured Obligations (other than contingent obligations that survive the termination of the Loan Agreement), the security interest granted hereby shall automatically terminate hereunder and of record and all rights to the Collateral shall revert to the Grantor. Lender covenants and agrees that upon, but not later than five (5) days after, any such termination:

(a) at the Grantor’s expense, Lender shall execute and deliver to the Grantor and/or any designee thereof, upon request of Grantor, any documents and/or instruments, in form and substance acceptable to Grantor, including financing statement amendments, releases or terminations suitable for filing in the office of Secretary of State of each jurisdiction where Lender filed any UCC-1 financing statements with respect to any or all of the Collateral, to evidence the release and/or termination of all of Lender’s security interests, Liens and any other rights or interests created hereunder in or to the Collateral. In addition, upon any such termination of Lender’s security interest in the Collateral, (i) the security interest and any and all Liens on or in the Collateral granted pursuant hereto shall be deemed to be and shall be automatically released, without the necessity of any action by Grantor or Lender and (ii) Lender hereby authorizes Grantor to file any or all of the documents and instruments described in clause (a) above, all as Grantor may request; and

(b)         at Grantor’s expense, Lender shall deliver or caused to be delivered to Grantor, by such method of delivery as shall be designated by Grantor, the Pledged Stock which were delivered into the possession of Lender pursuant to this Agreement.

10.3         Other Documents and Instruments. At Grantor’s expense, upon any request made by Grantor at any time or from time to time from and after the termination of the Lender’s security interest in the Collateral, Lender shall execute and deliver, and/or authorize the filing of, any and all other documents and instruments as Grantor shall reasonably request, in form and substance reasonably satisfactory to Grantor, to better evidence and effectuate the termination of Lender’s security interest in the Collateral and the release of all rights and interests that may have been granted to Lender in the Collateral pursuant to this Agreement.

10.4         Survival; Equitable Rights and Remedies. The rights of Grantor and the obligations of Lender under this Section 10 shall survive indefinitely the termination of Lender’s security interest in the Collateral. Lender further agrees that a breach of any of the covenants of Lender contained in this Section 10 will cause irreparable injury to Grantor, that Grantor has no adequate remedy at law in respect of any such breach and that, as a consequence, each and every covenant of Lender and each and every right of Grantor contained in this Section 10 shall be specifically enforceable against Lender, and Lender hereby waives and agrees not to assert any defenses against an action brought by Grantor for specific performance of such covenants except for a defense that Lender is not in breach of its covenants under this Section 10. Nothing in this Section 10 shall in any way limit the rights of Grantor hereunder.

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SECTION 11. STANDARD OF CARE; LENDER MAY PERFORM.

The powers conferred on the Lender hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Lender shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Neither the Lender nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise Transfer any Collateral upon the request of Grantor or otherwise. If Grantor fails to perform any agreement contained herein, the Lender may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Lender incurred in connection therewith shall be payable by Grantor if and to the extent it is required to do so under the Loan Agreement.

SECTION 12. MISCELLANEOUS.

Any notice required or permitted to be given under this Agreement shall be given in accordance with Section 17.16 of the Loan Agreement. No failure or delay on the part of the Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists. This Agreement shall be binding upon and inure to the benefit of the Lender and the Grantor and their respective successors and Permitted Assigns. Grantor shall not, without the prior written consent of the Lender given in accordance with the Loan Agreement, assign any right, duty or obligation hereunder. This Agreement and the other Loan Documents embody the entire agreement and understanding between the Grantor and the Lender and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Loan Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

Irrespective of the place of execution and/or delivery, this Agreement shall be governed by, and shall be construed in accordance with, the laws of the State of Texas.

THE PROVISIONS OF THE LOAN AGREEMENT UNDER THE HEADINGS “JURISDICTION” AND “WAIVER OF JURY TRIAL” ARE INCORPORATED HEREIN BY THIS REFERENCE AND SUCH INCORPORATION SHALL SURVIVE ANY TERMINATION OF THE LOAN AGREEMENT.

[Signature page follows.]

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IN WITNESS WHEREOF, Grantor and the Lender have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

FIRST FOUNDATION, INC.

By:	/S/ JOHN MICHEL
Name: John Michel
Title: Chief Financial Officer

NEXBANK, SSB,
as Lender

By:	/S/ MATT SIEKIELSKI
Name: Matt Siekielski
Title: Chief Operating Officer

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SCHEDULE 5.1

TO PLEDGE AND SECURITY AGREEMENT

GENERAL INFORMATION

(A) Full Legal Name, Type of Organization, Jurisdiction of Organization, Chief Executive Office/Sole Place of Business and Organizational Identification Number of Grantor:

Full Legal Name	Type of Organization	Jurisdiction of Organization	Chief Executive Office/Principal Place of Business	Federal Tax ID Number
First Foundation Inc.	Corporation	California	18101 Von Karman Ave. Suite 700 Irvine, CA 92612	20-8639702

(B)	Other Names (including any Trade Name or Fictitious Business Name) under which Grantor currently conducts business (excluding activities of its subsidiaries):

Full Legal Name	Trade Name or Fictitious Business Name
First Foundation Inc.	Keller Financial Group

(C)	Changes in Name, Jurisdiction of Organization, Chief Executive Office, Principal Place of Business or Corporate Structure within past five (5) years:

Grantor	Date of Change	Description of Change
First Foundation Inc.	2/7/2009	Changed name from “Keller Financial Group” to “First Foundation Inc.”

SCHEDULE 5.2

TO PLEDGE AND SECURITY AGREEMENT

COLLATERAL IDENTIFICATION

I. PLEDGED STOCK

Grantor	Stock Issuer	Class of Stock	Certificated (Y/N)	Stock Cert. No.	Par Value	No. of Pledged Stock	% of Outstanding Stock of the Stock Issuer
First Foundation Inc.	First Foundation Bank	Common	Y	1	None	250	100%

SCHEDULE 5.4 TO

PLEDGE SECURITY AGREEMENT

FINANCING STATEMENTS:

Grantor	Filing Jurisdiction(s)
First Foundation Inc.	California